Exhibit 10.1

Execution Version

CONFIDENTIAL

AMENDMENT AND RESTATEMENT AGREEMENT

This AMENDMENT AND RESTATEMENT AGREEMENT (this “Agreement”), dated as of June 27, 2025, is among MSGN HOLDINGS, L.P., a Delaware limited partnership (the “Company”), the Guarantors party hereto, the banks, financial institutions and other Persons which are parties hereto, together with their respective successors and assigns, as Lenders from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (in such capacity the “Administrative Agent”), relating to (a) that certain Credit Agreement, dated as of October 11, 2019, among the Company, certain of the Guarantors (the “Existing Guarantors”), certain of the Lenders and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to giving effect to this Agreement, the “Existing Credit Agreement”, and as amended and restated by this Agreement, the “Amended and Restated Credit Agreement”) and (b) that certain Security Agreement, dated September 28, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to giving effect to this Agreement, the “Existing Security Agreement”, and as amended by this Agreement, the “Amended Security Agreement”), by and among the Company, the grantors party thereto and the Administrative Agent.

RECITALS:

WHEREAS, the Company, the Existing Guarantors, certain of the Lenders and the Administrative Agent are party to that certain Forbearance Agreement, dated as of October 11, 2024 (as amended, supplemented or modified from time to time, the “Forbearance Agreement”).

WHEREAS, MSG Networks, the Company and certain of the Lenders are parties to that certain Transaction Support Agreement, dated as of April 24, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Support Agreement”).

WHEREAS, pursuant to the Transaction Support Agreement, the Company and the Lenders party hereto agreed, among other things, to amend and restate the Existing Credit Agreement in order to effectuate the amendments and modifications to the Existing Credit Agreement as set forth in the Amended and Restated Credit Agreement, and to consummate the other transactions provided for in the Transaction Support Agreement and that certain Transaction Term Sheet attached as Exhibit A in the Transaction Support Agreement and that certain Tax Term Sheet attached as attached as Schedule 1 in the Transaction Support Agreement.

WHEREAS, at the Restatement Effective Time (as defined below) and in accordance with the Transaction Support Agreement, the Company shall make a minimum cash payment to the Lenders pursuant to the Transaction Support Agreement and the Lenders party hereto shall be deemed to have made term loans to the Company in an aggregate principal amount equal to $210,000,000, with the balance of such Term Loans, less that portion of the Term Loans to be contributed to the Company in the CIU Exchange (as defined below) being forgiven effective at the Restatement Effective Time (the “Debt Writedown”), subject to the terms and conditions set forth herein and in the Amended and Restated Credit Agreement.

WHEREAS, immediately after the Debt Writedown, the Company shall, pursuant to that certain Second Amended and Restated Limited Partnership Agreement of the Company, by and among the Company, MSGN Eden, LLC and the other parties thereto (the “LPA”), issue the Contingent Interest Units (as defined in the LPA) to the Lenders in exchange for an amount of Term Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Restatement Effective Time equal to the value of the Contingent Interest Units (as defined in the LPA)_at the Restatement Effective Time, which amount shall be determined by the Company in good faith, promptly following the Restatement Effective Time but in no event later than thirty (30) days following the Restatement Effective Time, taking into account the Company’s applicable business and financial projections as provided to the Lenders (the “CIU Exchange”).

WHEREAS, the Company and each of Rainbow Garden Corp. and MSG Networks Inc. (each a “New Loan Party” and, together with the Existing Guarantors, the “Guarantors” and, together with the Company, the “Loan Parties”) desire that each New Loan Party become a Loan Party and Holdings Entity under the Amended and Restated Credit Agreement and each New Loan Party guarantee the Obligations under the Amended and Restated Credit Agreement and provide collateral for such Obligations.

WHEREAS, the Administrative Agent and each of the Lenders party hereto, which Lenders constitute all of the Lenders under the Existing Credit Agreement, have agreed to amend the Existing Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein has the meaning assigned to such term in the Amended and Restated Credit Agreement.

SECTION 2. Amendment and Restatement of the Existing Credit Agreement and the Security Agreement; Release. Effective as of the Restatement Effective Time:

(a) The Existing Credit Agreement (including the schedules and exhibits thereto) is hereby amended and restated in its entirety in the form of the Amended and Restated Credit Agreement attached as Exhibit A hereto (including the schedules and exhibits thereto).

(b) The Existing Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached Annex B hereto.

(c) All schedules of the Amended Security Agreement are hereby amended and restated in their entirety in the form attached as Exhibit C hereto.

(d) For the avoidance of doubt, the remaining outstanding principal amount of the Existing Term Loans, in an aggregate principal amount equal to $514,125,000, is hereby automatically and irrevocably forgiven, extinguished and discharged as of the Restatement Effective Time.

SECTION 3. Conditions to the Restatement Effective Time. This Agreement shall become effective as of the first date and time (such date and time, the “Restatement Effective Time”) when each of the following conditions shall have been satisfied or waived by the Lenders party hereto:

(a) Execution of Loan Documents and Notes. The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or delivered by means of other electronic communication (including e-mail and Internet or intranet websites) unless otherwise specified, each properly executed by a senior officer of the signing Loan Party, each dated the Restatement Effective Time and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)	This Agreement, duly executed and delivered by each of the Company, the Guarantors, each of the Lenders, and the Administrative Agent;

2

(ii)	a Note executed by the Company in favor of each Lender requesting a Note;

(iii)	Supplements to the Amended Security Agreement shall be executed and delivered by the applicable Guarantors in favor of the Administrative Agent; and

(iv)	Supplements to the Intellectual Property Security Agreements shall be executed and delivered by the applicable Guarantors in favor of the Administrative Agent.

(b) Good Standing and Organizational Documents. The Administrative Agent shall have received a copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party (except with respect to an entity of the type for which good standing certificates are not provided by the Secretary of State in the jurisdiction in which it is formed), dated on or about the Restatement Effective Time certifying (i) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party and each amendment thereto on file in such Secretary’s office and (ii) that (A) such amendments are the only amendments to such Loan Party’s charter, certificate of limited partnership, limited liability company agreement or other organizational document on file in such Secretary’s office, (B) such Loan Party has paid all franchise taxes due and payable to the date of such certificate, and (C) such Loan Party is duly organized or formed and in good standing or presently subsisting (or the equivalent thereof) under the laws of the State of the jurisdiction of its organization.

(c) Proof of Action. The Administrative Agent shall have received certified copies of all necessary action taken by each of the Company and the Loan Parties to authorize the execution, delivery and performance of each Loan Document to which it is a party.

(d) Secretary’s Certificate. The Administrative Agent shall have received a certificate of each Loan Party signed by its Secretary or Assistant Secretary, dated as of the Restatement Effective Time, certifying as to (i) the absence of any amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party since the date of the Secretary of State’s (or local equivalent’s) certificate referred to in Section 3(b) hereof, (ii) a true and correct copy of the organizational documents of such Loan Party as in effect on the date on which the resolutions or other proof of actions referred to in Section 3(c) hereof were adopted and at the Restatement Effective Time, (iii) the due organization and good standing or valid existence of such Loan Party organized under the laws of the jurisdiction of its organization and the absence of any proceeding for the dissolution or liquidation of such Loan Party, and (iv) certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder or thereunder.

(e) Opinions of Counsel to the Company and the Restricted Subsidiaries. The Lenders shall have received favorable opinions of (i) Sullivan & Cromwell LLP, counsel to the Loan Parties and (ii) Adam Levine, the Company’s Executive Vice President, Business Affairs and Distribution and Secretary, in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters as the Administrative Agent may reasonably request (and for purposes of such opinions such counsel may rely upon opinions of counsel in other jurisdictions, provided that such other counsel are reasonably satisfactory to special counsel to the Administrative Agent and such other opinions state that the Lenders are entitled to rely thereon).

3

(f) Know Your Customer and Other Documents. (i) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and such other documents, filings, instruments and papers relating to the documents referred to herein and the transactions contemplated hereby as any Lender or the Administrative Agent shall reasonably require and (ii) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested a Beneficial Ownership Certification in relation to such Loan Party shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied), in each case at least three Business Days prior to the Restatement Effective Time to the extent the request for such documentation, Beneficial Ownership Certification or other information was made at least ten Business Days prior to the Restatement Effective Time.

(g) Certain Fees. All fees required to be paid to the Administrative Agent, the Term Lenders and the other Lenders on or before the Restatement Effective Time shall have been paid. Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (including, without limitation, Davis Polk & Wardwell LLP) and FTI Consulting, Inc. to the extent invoiced prior to the Restatement Effective Time, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(h) Interest Payment. The Company shall have paid, or cause to be paid, in cash, to the Administrative Agent, for the account of the Lenders, all accrued interest in respect of the Term Loans under the Existing Credit Agreement as of the Restatement Effective Time.

(i) Principal Payment. The Company shall have paid, or cause to be paid, in cash, to the Administrative Agent, for the account of the Lenders, an amount of principal of the Term Loans under the Existing Credit Agreement equal to (i) $80,000,000 plus (ii) the Consolidated Cash Balance in excess of $20,000,000 as of the Restatement Effective Time.

(j) Cash Contribution. (i) Sphere Entertainment Co. (“Sphere”) shall have made a cash contribution in an amount equal to $15 million (the “Cash Contribution”) to Holdings pursuant to the Investor Agreement, dated as of June 27, 2025, by and among Holdings, the Company, Rainbow Garden Corp., Sphere and other parties party thereto (the “Investor Agreement”), (ii) immediately after Holdings’s receipt of the Cash Contribution, Holdings shall contribute the Cash Contribution to Rainbow Garden and Regional MSGN Holdings LLC (“Regional”) in accordance with the Investor Agreement (iii) immediately upon Regional’s receipt of its share of the Cash Contribution (the “Regional Cash Contribution”), Regional shall contribute the Regional Cash Contribution to the Company as a capital contribution in respect of its limited partnership interests in the Company, and the Company shall accept such capital contribution, (iv) immediately upon Rainbow Garden’s receipt of its share of the Cash Contribution (the “Rainbow Garden Cash Contribution”), Rainbow Garden shall contribute to MSGN Eden, LLC (“Eden”) the Rainbow Garden Cash Contribution as a capital contribution in respect of its membership interests in Eden; (v) immediately upon Eden’s receipt of the Rainbow Garden Cash Contribution, Eden shall contribute the Rainbow Garden Cash Contribution to the Company in respect of its general partnership interests in the Company and (vi) the Lenders shall have received satisfactory evidence of the Cash Contribution and the further cash contributions down to the Company.

4

(k) Amendments to Media Rights Agreements. The Media Rights Agreements shall have been amended on terms consistent with the Transaction Support Agreement and copies of the executed Media Rights Agreements (including amendments thereto) shall have been made available to counsel to the Administrative Agent.

SECTION 4. Joinder. On and from the Restatement Effective Time, each New Loan Party agrees to become a Guarantor under the Amended and Restated Credit Agreement and a Grantor under the Amended Security Agreement with the same force and effect as if originally named therein as a Guarantor or a Grantor, as applicable, and each New Loan Party hereby (a) agrees to all the terms and provisions of the Amended and Restated Credit Agreement and the Amended Security Agreement and (b) represents and warrants that the representations and warranties made by it as a Guarantor and as a Grantor thereunder are true and correct in all material respects on and as of the date hereof and the Restatement Effective Time. Each reference to “Guarantors” and “Loan Parties” in the Amended and Restated Credit Agreement and the other Loan Documents, including this Agreement, shall be deemed to include each New Loan Party.

SECTION 5. Effectiveness of Amendment and Restatement. Until this Agreement becomes effective in accordance with the requirements of Section 3 hereof, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby. At the Restatement Effective Time, the Existing Credit Agreement will be automatically amended and restated to read as set forth in Amended and Restated Credit Agreement. The rights and obligations of the parties hereto shall be governed (i) prior to the Restatement Effective Time, by the Existing Credit Agreement, the Forbearance Agreement and the Transaction Support Agreement and (ii) on and after the Restatement Effective Time, by the Amended and Restated Credit Agreement. Once the Restatement Effective Time has occurred, all references to the “Credit Agreement” in any Loan Document or any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended and restated hereby. Each Loan Party acknowledges and agrees that the execution and delivery of this Agreement shall not serve to effect a novation of the Obligations. For the avoidance of doubt, this Agreement shall constitute a Loan Document.

SECTION 6. Acknowledgement and Reaffirmation of Security Interests.

(a) Each Loan Party (including each of the New Guarantors) hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment of the Existing Credit Agreement effected pursuant to this Agreement. Each Loan Party hereby confirms that each Loan Document (as amended and restated hereby, to the extent applicable) to which it is a party or otherwise bound (including, for the avoidance of doubt, the Guaranty hereunder and the Amended Security Agreement) and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document).

(b) Each Loan Party acknowledges and agrees that (i) any of the Loan Documents (as amended and restated hereby, to the extent applicable) to which it is a party or is otherwise bound (including, for the avoidance of doubt, the Guaranty hereunder and the Amended Security Agreement) shall continue in full force and effect and that all of its obligations thereunder shall be valid, enforceable, ratified and confirmed in all respects and shall not be impaired or limited by the execution or effectiveness of this Agreement, and (ii) all security interests created under any of the Collateral Documents (as amended and restated hereby, to the extent applicable) shall continue in full force and effect pursuant to the terms of such Collateral Document.

5

(c) Each Loan Party hereby makes each representation and warranty set forth in Section 10 of the Amended Security Agreement (as amended and restated by the schedules attached as Exhibit C hereto).

SECTION 7. Waiver. The Lenders party hereto waive the Specified Defaults (as defined in the Transaction Support Agreement) existing immediately prior to the Restatement Effective Time.

SECTION 8. Issuance of Contingent Interest Units. Immediately after the Debt Writedown, the Company and the Lenders will execute and deliver the LPA pursuant to which the Lenders will become the holders of the Contingent Interest Units (as defined in the LPA) and as holders of the Contingent Interest Units will be entitled to receive Distributions and Contingent Interest Unit M&A Consideration (each, as defined in the LPA) as described in the LPA and shall be governed by the other terms and conditions set forth in the LPA. Promptly following the Restatement Effective Time but in no event later than thirty (30) days following the Restatement Effective Time, the Company shall notify each Lender of the opening balance of such Lender’s Capital Account (as defined in the LPA) reflecting the value of such Lender’s portion of the Term Loans contributed in the CIU Exchange, which shall be equal to the value of the Contingent Interest Units (as defined in the LPA) at the Restatement Effective Time, taking into account the Company’s applicable business and financial projections as provided to the Lenders. The Company shall provide written notice of its valuation determination to the Contingent Interest Partners (as defined in the LPA) within five (5) business days of the Company’s determination.

SECTION 9. Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN).

(b) The jurisdiction and waiver of jury trial provisions in Sections 10.13 and 10.14 of the Amended and Restated Credit Agreement are hereby incorporated by reference into this Agreement and shall apply, mutatis mutandis, to this Agreement.

SECTION 10. Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6

SECTION 12. Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 13. Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MSGN HOLDINGS, L.P., as the Company

By:	MSGN EDEN, LLC, as its General Partner

By:	/s/ Andrea Greenberg
Name: Andrea Greenberg
Title: President and Chief Executive Officer

MSGN EDEN, LLC, as a Guarantor

By:	/s/ Andrea Greenberg
Name: Andrea Greenberg
Title: President and Chief Executive Officer

RAINBOW GARDEN CORP., as a Guarantor

By:	/s/ Andrea Greenberg
Name: Andrea Greenberg
Title: President and Chief Executive Officer

REGIONAL MSGN HOLDINGS LLC, as a Guarantor

By:	/s/ Andrea Greenberg
Name: Andrea Greenberg
Title: President and Chief Executive Officer

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

MSGN INTERACTIVE, LLC,
MSGN PUBLISHING, LLC,
MSGN SONGS, LLC,
SPORTSCHANNEL ASSOCIATES,
THE 31st STREET COMPANY, L.L.C., as Guarantors

By:	MSGN EDEN, LLC, as the General Partner of MSGN Holdings L.P.

By:	/s/ Andrea Greenberg
Name: Andrea Greenberg
Title: President and Chief Executive Officer

MSG NETWORKS INC., as a Guarantor

By:	/s/ Andrea Greenberg
Name: Andrea Greenberg
Title: President and Chief Executive Officer

2

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Sandeep Parihar
Name: Sandeep Parihar
Title: Managing Director

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

BankUnited, N.A., as a Lender

By:	/s/ Brian McGahee
	Name:	Brian McGahee
	Title:	SVP

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

The Bank of Nova Scotia, as a Lender

By:	/s/ David Lima
	Name:	David Lima
	Title:	Director

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Howard Lee
Name:	Howard Lee
Title:	Vice President
howard.lee@db.com / 201-593-1107

By:	/s/ Hol Yeun Chin
Name:	Hol Yeun Chin
Title:	Vice President
Raymond.chin@db.com / 201-593-1886

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

CROWN MANAGED ACCOUNTS SPC – CROWN/GT SEGREGATED PORTFOLIO, as a Lender
By: GoldenTree Asset Management, LP

By:	/s/ Albert Cheung
	Name:	Albert Cheung
	Title:	Authorized Signatory

GN3 SIP LIMITED, as a Lender
By: GoldenTree Asset Management, LP

By:	/s/ Albert Cheung
	Name:	Albert Cheung
	Title:	Authorized Signatory

GT NM, L.P., as a Lender
By: GoldenTree Asset Management, LP

By:	/s/ Albert Cheung
	Name:	Albert Cheung
	Title:	Authorized Signatory

HIGH YIELD AND BANK LOAN SERIES TRUST, as a Lender
By: GoldenTree Asset Management, LP

By:	/s/ Albert Cheung
	Name:	Albert Cheung
	Title:	Authorized Signatory

LOUISIANA STATE EMPLOYEES RETIREMENT SYSTEM, as a Lender
By: GoldenTree Asset Management, LP

By:	/s/ Albert Cheung
	Name:	Albert Cheung
	Title:	Authorized Signatory

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

SAN BERNARDINO COUNTY EMPLOYEES RETIREMENT ASSOCIATION, as a Lender
By: GoldenTree Asset Management, LP

By:	/s/ Albert Cheung
	Name:	Albert Cheung
	Title:	Authorized Signatory

GOLDENTREE 2004 TRUST, as a Lender
By: GoldenTree Asset Management, LP

By:	/s/ Albert Cheung
	Name:	Albert Cheung
	Title:	Authorized Signatory

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Sandeep Parihar
	Name:	Sandeep Parihar
	Title:	Managing Director

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

JPMORGAN CHASE FUNDING INC., as a Lender

By:	/s/ Sean Chudzik
	Name:	Sean Chudzik
	Title:	Attorney-in-Fact

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

The Kawa Fund Limited, as a Lender

By:	Kawa Capital Management, Inc., as Investment Advisor

By:	/s/ Cristina Baldim
	Name:	Cristina Baldim
	Title:	Authorized Signatory

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

MONARCH CUSTOMIZED OPPORTUNISTIC FUND – SERIES 1 LP, as a Lender
MONARCH CAPITAL MASTER PARTNERS V-A LP, as a Lender
MONARCH CAPITAL MASTER PARTNERS VI LP, as a Lender
MONARCH DEBT RECOVERY MASTER FUND LTD, as a Lender
MONARCH STRATEGIC INVESTMENT FUND – S LP, as a Lender

By:	Monarch Alternative Capital LP, as investment advisor

By:	/s/ Chris Santana
Name:	Chris Santana
Title:	Managing Principal

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

U.S. Bank National Association, as a Lender

By:	/s/ James P. Cecil
	Name:	James P. Cecil
	Title:	Senior Vice President

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

Valley National Bank, as a Lender

By:	/s/ Paraskevoula (Voula) Petridis
	Name:	Paraskevoula (Voula) Petridis
	Title:	FVP

[SIGNATURE PAGE – AMENDMENT AND RESTATEMENT AGREEMENT]

Exhibit A

Amended and Restated Credit Agreement

Execution Version

CONFIDENTIAL

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 27, 2025,

among

MSGN HOLDINGS, L.P.,

the Company,

CERTAIN SUBSIDIARIES OF THE COMPANY,

MSGN EDEN, LLC, REGIONAL MSGN HOLDINGS LLC,

MSG NETWORKS INC. and RAINBOW GARDEN CORP.,

as Guarantors,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

v

Schedule 1.01(a)	Guarantors
Schedule 1.01(b)	Excluded Assets
Schedule 1.01(c)	Affiliation Agreements
Schedule 1.01(d)	Cablevision Spin Agreements
Schedule 1.01(e)	MSG Spin Agreements
Schedule 2.01	Applicable Percentages
Schedule 6.02(i)	Restricted Subsidiaries
Schedule 6.02(ii)	Unrestricted Subsidiaries
Schedule 6.03	Required Consents, League and Regulatory Approvals
Schedule 6.05	Existing Litigation
Schedule 6.14	Collective Bargaining Agreements
Schedule 6.15	Existing Investments
Schedule 7.14	Existing Indebtedness
Schedule 7.15	Existing Guarantees
Schedule 7.16	Existing Liens
Schedule 7.18	Permitted Restricted Payments
Schedule 7.20	Transactions with Affiliates
Schedule 7.21	Media Rights Agreements
Schedule 7.26	Negative Pledge
Schedule 7.29	Threshold Expense Amount
Schedule 10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBIT A	Form of Term Note
EXHIBIT B	Form of Compliance Certificate
EXHIBIT C-1	Form of Certificate as to Quarterly Financial Statements
EXHIBIT C-2	Form of Certificate as to Annual Financial Statements
EXHIBIT D	Form of Assignment and Assumption Agreement
EXHIBIT E	Master Subordinated Intercompany Note

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 27, 2025 (this “Credit Agreement”), among MSGN HOLDINGS, L.P., a Delaware limited partnership (the “Company”), the Restricted Subsidiaries (such term and each other capitalized term used but not defined in these recitals having the meaning ascribed thereto in Section 1.01 of this Credit Agreement) identified herein, as Guarantors, MSGN EDEN, LLC, a Delaware limited liability company (“MSGN Eden”), REGIONAL MSGN HOLDINGS LLC, a Delaware limited liability company (“Regional MSGN Holdings”), RAINBOW GARDEN CORP., a Delaware corporation (“Rainbow Garden Corp.”), and MSG NETWORKS INC., a Delaware corporation (“Holdings” and together with MSGN Eden, Regional MSGN Holdings and Rainbow Garden Corp., the “Holdings Entities”, and individually each a “Holdings Entity”), as Guarantors, the banks, financial institutions and other Persons which are parties hereto, together with their respective successors and assigns, as Lenders from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

WHEREAS, the Company, certain of the Guarantors, the Holdings Entities, certain of the Lenders and the Administrative Agent are all parties to that certain Credit Agreement, dated as of October 11, 2019 (as amended, supplemented and otherwise modified prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, in connection with the restructuring of the Indebtedness outstanding under the Existing Credit Agreement, and in accordance with the terms of and subject to the conditions set forth in the Amendment and Restatement Agreement, the Company, the Guarantors, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement as of the Effective Date subject to the conditions to effectiveness set forth in Section 5.01 of this Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Amendment and Restatement Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.

“Adjusted Term SOFR Rate” means for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Credit Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that for purposes of this definition, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and provided further that no individual shall be an Affiliate of a corporation or partnership solely by reason of his or her being an officer, director or partner of such entity, except in the case of a partner if his or her interests in such partnership shall qualify him or her as an Affiliate; provided further that no Person that is a Lender as of the Effective Date or an Affiliate of any such Lender shall be considered an Affiliate of any of the Holdings Entities or their Subsidiaries.

“Affiliation Agreements” means the agreements listed on Schedule 1.01(c) and all other existing and future agreements of the Company or any Restricted Subsidiary for the distribution of the Program Services by distributors.

“Agent Parties” has the meaning set forth in Section 10.02(c).

“Allocation Agreement” means that certain Allocation Agreement dated as of June 27, 2025, by and among Sphere Entertainment and Holdings.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the New York Fed Bank Rate in effect on such day plus 1⁄2 of 1%, and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the New

York Fed Bank Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the New York Fed Bank Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Amendment and Restatement Agreement” means that certain Amendment and Restatement Agreement to Credit Agreement, dated as of June 27, 2025, by and among the Company, the Guarantors party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Ancillary Documents” has the meaning specified in Section 10.09.

“Anti-Corruption Laws” means all published laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time penalizing actions in connection with bribery, money-laundering or other corrupt actions.

“Applicable Expenses” shall mean operating expenditures of the Loan Parties (including distributions from any Loan Party to any Holdings Entity for the purposes of paying operating expenses, whether or not such distributions constitute operating expenses of such Loan Party) excluding the following: (i) expenditures incurred under Media Rights Agreements, (ii) expenditures incurred in connection with any revenue generating agreement (including any renewal) entered into after the Effective Date; provided such agreement is expected by the Company (as determined in good faith) to be accretive to the adjusted operating income of the Loan Parties within a reasonable period of time during the period prior to the Maturity Date, (iii) expenditures that are not actually, and will not be, paid by a Loan Party in cash, (iv) any increase in expenditures incurred as a result of League Rules (or changes thereto) that take effect after the Effective Date, and (v) expenditures that are excluded when calculating adjusted operating income of the MSG Networks segment in the public reporting of Sphere Entertainment; provided that, in the case of one-time, non-recurring expenditures excluded pursuant to this clause (v), the amount of such expenditures excluded with respect to any Measurement Period shall not exceed $5,000,000 in the aggregate.

“Applicable Parties” has the meaning specified in Section 9.14(c).

“Applicable Percentage” means with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility made by such Term Lender at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means 4.00% per annum for Base Rate Loans and 5.00% per annum for Term Benchmark Loans.

“Appropriate Lender” means, at any time, a Lender that holds a Term Loan at such time.

“Approved Company Portal” has the meaning specified in Section 9.14(a).

“Approved Electronic Platform” has the meaning specified in Section 10.02(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.03.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate Loan” means a Term Loan that bears interest based on the Alternate Base Rate.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the New York Fed, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Borrowing” means a borrowing consisting of Term Loans of the same type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Business” has the meaning specified in Section 7.19.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any day that is only a U.S. Government Securities Business Day in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.

“Cablevision Spin Agreements” means the agreements listed on Schedule 1.01(d).

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP. Notwithstanding the foregoing or any other provision contained in this Credit Agreement or in any Loan Document, for purposes of this definition, GAAP shall mean GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) marketable, direct obligations of the United States of America or United States government agencies;

(b) bonds, notes and/or commercial paper outstanding at any time issued by any Person organized under the laws of any state of the United States of America;

(c) fully collateralized repurchase agreements in such amounts and with such financial institutions, as the Company may select from time to time;

(d) bank deposits, certificates of deposit, banker’s acceptances and time deposits, which are issued by any Lender or by a United States national or state bank or foreign bank; and

(e) money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act.

Such Investments will be measured as of the date the Investment is acquired with the maximum maturity of any individual investment not exceeding 24 months, and a maximum portfolio average maturity of 12 months.

Such Investments will also bear at least two credit ratings, including (i) for commercial paper, minimum ratings of “A2” by S&P and “P2” by Moody’s, (ii) for longer term bonds and notes, average long-term equivalent ratings of “A+” by S&P and “A1” by Moody’s for the portfolio of this investment class, (iii) for repurchase agreements, bank deposits, certificates of deposit, banker’s acceptances and time deposits, a minimum rating of “BBB” by S&P and “Baa” by Moody’s is required, unless, with respect to U.S. bank deposits and U.S. certificates of deposit, the amount invested is less than $250,000. To the extent that S&P or Moody’s credit ratings for such instruments are not available, equivalent credit ratings from Fitch Ratings, Inc. are acceptable.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (i) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender or (ii) is a Lender or an Affiliate of a Lender as of the Effective Date and is a party to a Cash Management Agreement with a Loan Party on the Effective Date, in each case in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything to the contrary herein, it is understood and agreed that any changes resulting from requests, rules, guidelines or directives (x) issued under, or in connection with, the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, for the purposes of this Credit Agreement, be deemed to be adopted subsequent to the Effective Date.

“Change of Control” means an event or series of events by which:

(a) (i) Dolan Family Interests or (ii) Persons Controlled by Dolan Family Interests (any such Person, a “Dolan Family Interest Controlled Person”) (so long as, in the case of this clause (ii), no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than the Dolan Family Interests shall beneficially own (within the meaning of Rule 13d-3 (as in effect on the Effective Date) promulgated under the Securities Exchange Act of 1934, as amended), in the aggregate, more than fifty percent (50%) of the Equity Interests in such Dolan Family Interest Controlled Person(s)) shall cease at any time to have beneficial ownership (within the meaning of Rule 13d-3 (as in effect on the Effective Date) promulgated under the Securities Exchange Act of 1934, as amended) of shares of the capital stock of Sphere Entertainment, having sufficient votes to elect (or otherwise designate) at such time a majority of the members of the Board of Directors of Sphere Entertainment;

(b) Holdings shall cease to own (free and clear of all Liens other than Holdings Entity Permitted Liens), directly or indirectly, 100% of the Equity Interests of the Company (other than the “Contingent Interest Units” issued in accordance with the terms of the Amended and Restated Limited Partnership Agreement of the Company as in effect immediately after the CIU Exchange (as defined in the Amendment and Restated Agreement));

(c) all or substantially all of the assets of, or Equity Interests in, the Company and its Subsidiaries, taken as a whole, are transferred or sold to, or otherwise acquired by, any Person; or

(d) Sphere Entertainment ceases to beneficially own, directly or indirectly, at least 80% of the Equity Interests of any Holdings Entity or the Company.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties and for the avoidance of doubt, shall exclude all Excluded Assets.

“Collateral Agent” means JPMorgan in its capacity as collateral agent for the Lenders under the Security Agreement and its successors in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, and each of the collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Term Loans from one Type to another, or (c) a continuation of Term Benchmark Loans pursuant to Section 2.02(a), which shall be in substantially in the form previously agreed between the Company and the Administrative Agent.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning given to such term in the preamble to this Credit Agreement.

“Company Communications” has the meaning specified in Section 9.14(d).

“Company Materials” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to Section 10.02, including through an Approved Electronic Platform.

“Compliance Certificate” means a certificate of a senior officer of the Company in substantially the form of Exhibit B.

“Consolidated Cash Balance” means, as of the last day of any fiscal quarter of the Company, an amount equal to (i) the aggregate amount of cash and Cash Equivalents of the Company or any Restricted Subsidiary (without duplication) as of such date less (ii) the sum of (v) the amount of any reserves accrued in accordance with GAAP for rebates under any Affiliation Agreements, (w) any cash or Cash Equivalents constituting (A) any funds borrowed under any other credit facility or Indebtedness of the Loan Parties (other than the Holdings Entities), other than this Agreement, or (B) any equity contribution received by any Loan Party (other than the Holdings Entities), (x) the amount of the repayment of the Initial Term Loans required to be made at the end of such fiscal quarter pursuant to Section 2.07 (to the extent not already made prior to such date of determination), (y) the amount of any holdbacks or other reserves accrued in accordance with GAAP under advertising or similar agreements in the aggregate amount not to exceed $5,000,000 and (z) any amounts that Holdings is required to pay to Sphere Entertainment pursuant to the Allocation Agreement.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means any Person that is a “controlled foreign corporation” under Section 957(a) of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.23.

“Credit Agreement” has the meaning given to such term in the preamble to this Credit Agreement.

“Credit Extension” means a Borrowing.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company. If by 5:00 p.m. (New York City time) on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Debt Instruments” means, collectively, the respective notes and debentures evidencing, and indentures and other agreements governing, any Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Alternate Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term Benchmark Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days after the date when due, (b) has notified the Company, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (c) has (i) become the subject of a proceeding under any Debtor Relief Law or a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be made by the Administrative Agent in its reasonable discretion acting in good faith, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Company and each Lender.

“Deposit Account Control Agreement” means an agreement, substantially in the form attached as Exhibit E to the Security Agreement or otherwise reasonably satisfactory to the Administrative Agent, among a Loan Party, a depository institution holding the funds of such Loan Party, and the Administrative Agent with respect to collection and control of the deposits and balances held in a deposit account maintained by such Loan Party.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property or asset (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the term Disposition specifically excludes (i) dispositions of property, whether now owned or hereafter acquired, that is obsolete, worn out, damaged, surplus or otherwise no longer used or useful in the ordinary course of business, (ii) dispositions of inventory (including advertising, sponsorship, tickets, air time, signage and similar items) in the ordinary course of business, (iii) dispositions of cash and Cash Equivalents in the ordinary course of business and the conversion of cash into Cash Equivalents and Cash Equivalents into cash, (iv) dispositions of property by any Subsidiary to the Company or to a

Restricted Subsidiary (provided that in the case of this clause (iv) if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party), (v) sales or other dispositions without recourse and in the ordinary course of business of overdue accounts receivable of financially troubled debtors in connection with the compromise or collection thereof, (vi) the abandonment, lapse or expiry of any Intellectual Property that is issued by, renewed by or the subject of a pending application before any Governmental Authority at the end of its statutory term, (vii) the licensing or sublicensing of Intellectual Property in the ordinary course of business on arm’s length terms, (viii) the settlement of tort or other litigation claims in the ordinary course of business or determined by the Board of Directors or similar governing entity to be fair and reasonable in light of the circumstances and (ix) charitable contributions in amounts that in the aggregate are not material to the Company and its Restricted Subsidiaries taken as a whole.

“Dolans” means the six children of Charles F. Dolan (James L. Dolan, Thomas C. Dolan, Patrick F. Dolan, Marianne Dolan Weber, Deborah A. Dolan-Sweeney and Kathleen M. Dolan).

“Dolan Family Interest Controlled Person” has the meaning specified in the definition of “Change of Control”.

“Dolan Family Interests” means (i) any Dolan Family Member, (ii) any trust or private foundation created for the benefit of, or controlled by, any Dolan Family Members or any trust or private foundation created for the benefit of any such trust or private foundation, (iii) any estate or testamentary trust of Charles F. Dolan or any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, trustee, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Person or Persons and not individually and (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing.

“Dolan Family Members” means the Dolans, their spouses, the Dolans’ descendants by birth or adoption (including any stepchildren of the Dolans and their descendants) and any spouse of any of such descendants.

“Dollars” and “$” means lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in a EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Lichtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the “Restatement Effective Time” as defined in the Amendment and Restatement Agreement.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” has the meaning specified in Section 10.06(b)(iii)(A).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, when used with respect to a Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” means any of the events described in Article VIII hereof.

“Event of Loss” means, with respect to any property of the Company or a Restricted Subsidiary, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a material portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 180 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

“Excluded Accounts” means (x) deposit or securities accounts maintained solely as tax accounts, payroll accounts, escrow accounts, trust accounts, operational disbursements accounts, petty cash accounts or flexible spending and other benefits and healthcare accounts (including healthcare claims funding accounts), and (y) other deposit or securities accounts so long as they contain less than $500,000 individually and $1,000,000 in the aggregate at any time.

“Excluded Asset” means any and all of the following: (i) those assets set forth on Schedule 1.01(b), (ii) Intellectual Property that is necessary to, or embodied in, an Excluded Asset as defined under clause (i), (iii), (iv) or (viii) of this definition, (iii) interests in Teams, (iv) Leases to the extent that such Leases require the consent of the lessor or any third party for the granting of a security interest therein, (v) motor vehicles and other assets subject to certificates of title, (vi) assets consisting of contract rights pursuant to contracts containing enforceable restrictions on the granting of security interests therein except to the extent such restrictions are rendered ineffective under Section 9-406, 9-407 or 9-408 of the UCC or other applicable law, (vii) voting stock of or other equity interests (A) in non-wholly owned subsidiaries if the pledge of such stock or equity interest is prohibited by agreement, organizational documents or applicable law or regulation, (B) in Unrestricted Subsidiaries, or (C) in any other Subsidiary of the Company existing as of the Effective Date, whose assets primarily consist of direct ownership interests in one or more Teams (or indirect ownership interests in one or more Teams, so long as the sole purpose of such indirect owner is to directly hold ownership interests in the direct owner of one or more Teams), (viii) any Real Property other than Real Property owned in fee in the United States by any Loan Party, in each case, with a fair market value exceeding $500,000 (as determined by the Company in good faith), as determined (i) with respect to any Real Property owned by any Loan Party on the Effective Date, as of the Effective Date, and (ii) with respect to any Real Property acquired by a Loan Party after the Effective Date, as of the date of such acquisition, (ix) Excluded Accounts, (x) any Affiliation Agreements, Media Rights Agreements (other than with respect to the New York Knicks and New York Rangers) and Related Documents (other than with respect to the New York Knicks and New York Rangers) to the extent that the relevant agreement requires the consent of any entity other than an Affiliate of the Company for the pledge thereof, or if the pledge thereof is prohibited by, or constitutes a breach or default under any provision of, or results in the termination of, the relevant agreement existing prior to the Effective Date (or the date of acquisition of the Grantor party to such agreement, if applicable), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; provided that (i) in no event shall any Media Rights Agreement with respect to the New York Knicks or New York Rangers be excluded from the Collateral pursuant to this clause (x) or any other clause of this definition of “Excluded Asset” and (ii) all rights to payment, cash flow, proceeds, payments and products of all Affiliation Agreements, Media Rights Agreements and Related Documents are considered Collateral hereunder, (xi) any intent-to-use (or similar) trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law and (xii) those assets as to which the Administrative Agent and the Company agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

“Excluded Indebtedness” has the meaning given to such term in Section 8.01(e).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) any Taxes imposed on or measured by its overall net income (however denominated), branch profits taxes, and franchise taxes imposed on it (in lieu of net income taxes), in each case, as a result of a present or former connection between such Administrative Agent, Lender, as the case may be, and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document), (b) any withholding Tax imposed pursuant to FATCA, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.12), any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 3.01(a), (d) any Taxes attributable to the failure or inability of any Lender to comply with Section 3.01(f) and (e) any U.S. federal withholding Taxes imposed under Section 899 of the Code, as proposed in (i) Title VII, Finance, Subtitle A, Tax released by the U.S. Senate Committee on Finance on June 16, 2024 and (ii) the One Big Beautiful Bill Act, H.R. 1, Report No. 119-106 (May 20, 2025), or, in each case, any substantially similar provision, as finally enacted, or any substantially similar amended or successor provision; provided that, for the avoidance of doubt, any amended or successor provision that limits or repeals any benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code shall not be considered a substantially similar amended or successor provision to the proposed Section 899 of the Code for purposes of this clause (e), solely to the extent of such limitation on or repeal of any benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code.

“Existing Credit Agreement” has the meaning specified in the introductory statements to this Credit Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the New York Fed based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the New York Fed’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as the effective federal funds rate.

“Fee Letters” means, collectively, each letter agreement made between the Company and the Administrative Agent for the payment of fees in connection with this Credit Agreement.

“Floor” means the benchmark rate floor, if any, provided in this Credit Agreement (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable, shall be 0.0% per annum.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is organized for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means (i) any Subsidiary that is not a United States Person and (ii) any Subsidiary of an entity that is a Foreign Subsidiary under clause (i) of this definition.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gotham” means Gotham Advanced Media and Entertainment, LLC, a Delaware limited liability company, or its successor.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lenders” has the meaning given to such term in Section 10.06(h).

“Grantor” has the meaning given to such term in the Security Agreement.

“Guarantee” has the meaning given to such term in Section 7.15.

“Guarantors” means the Persons set forth on Schedule 1.01(a), each Holdings Entity and each New Restricted Subsidiary that has become a Guarantor pursuant to Section 7.10.

“Guaranty” means the Guaranty made by the Guarantors under Article IV in favor of the Secured Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

“Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.

“Holdings” means MSG Networks Inc., a Delaware corporation, or its successor.

“Holdings Entities” has the meaning specified in the recital of parties to this Credit Agreement.

“Holdings Entity Permitted Liens” means (a) Permitted Liens, (b) Liens created under the Loan Documents, (c) Liens on cash, Cash Equivalents, and other funds or securities on deposit or maintained with a depository institution, broker dealer, securities or commodities broker or other financial intermediary, in each case arising in the ordinary course of business and (d) Liens on the Collateral to secure Guarantees by the Holdings Entities of Indebtedness permitted by Section 7.14(xii), subject to the provisions thereof with respect to secured Indebtedness.

“Indebtedness” means, as to any Person, Capitalized Lease Obligations of such Person and other indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services in respect of which such Person is the purchaser, other than accounts payable (other than for borrowed money) incurred in the ordinary course of business of such Person. Without limiting the generality of the foregoing, for the avoidance of doubt, (a) such term shall include (1) when applied to Holdings, the Company and/or any Subsidiary of Holdings (other than an Unrestricted Subsidiary of the Company), all obligations of Holdings, the Company and/or any Subsidiary of Holdings (other than an Unrestricted Subsidiary of the Company) under Swap Contracts and (2) when applied to Holdings, the Company and/or any or any other Person, all Indebtedness of others Guaranteed by such Person and (b) such term shall exclude (1) deferred revenue (including advance ticket sales), (2) obligations to make or pay advances, deposits or deferred compensation to announcers, broadcasters, on-air talent, promoters, producers or other third parties in connection with the development, booking, production, broadcast, promotion, execution, staging or presentations of shows, events or other entertainment activities or related merchandising, concessions or licensing and (3) obligations to pay advances, deposits or deferred compensation to the holders of rights to content or Intellectual Property in connection with the development, broadcast, distribution or license of content or underlying Intellectual Property.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.20.

“Initial Term Loans” shall have the meaning specified in Section 2.01.

“Intellectual Property” means any and all intellectual property and similar proprietary rights throughout the world, including any and all of the following, whether or not registered, and all rights therein: (i) trademarks, service marks, trade names, brand names, trade dress, logos, domain names, social media identifiers and accounts, corporate names and all other indications of origin, including all registrations, applications for registration and renewals of the foregoing and the goodwill associated with the foregoing, (ii) inventions, statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, provisionals, non-provisionals, renewals, supplementary protection certificates, extensions and reexaminations thereof and the equivalent of any of the foregoing) and all inventions and improvements to the inventions disclosed in each such registration, patent or patent application, (iii) all copyrights and all applications and registrations therefor, works of authorship, mask work rights and any and all renewals, extensions, reversions, restorations, derivative works and moral rights in connection with the foregoing, now or hereafter provided by applicable law, regardless of the medium of fixation or means of expression, (iv) all trade secrets, know-how (including manufacturing and production processes and research and development information), confidential information, technical data, algorithms, formulae, procedures, protocols, rules of thumb, techniques, results of experimentation and testing, and business information (including financial and marketing plans, customer and supplier lists, and pricing and cost information), (v) software (including source code, object code, firmware, operating systems and specifications), (vi) databases and data collections, (vii) industrial designs (whether or not registered), and (viii) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, duly executed by each Loan Party party thereto.

“Intellectual Property Security Agreement Supplement” has the meaning specified in Section 13(b) of the Security Agreement.

“Interest Payment Date” means, (a) as to any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Term Facility ; provided, however, that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December, and the Maturity Date of the Term Facility.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan), as the Company may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in the applicable Committed Loan Notice, and (iv) no Interest Period shall extend beyond the Maturity Date of the Term Facility. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investments” has the meaning given to such term in Section 7.17.

“Investor Agreement” means that certain Investor Agreement, dated as of the date hereof, by and among Holdings, the Company, MSGN Eden, Regional MSGN Holdings, Rainbow Garden Corp., and Sphere Entertainment.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Labor Controversy” means any strike, lock-out or other labor controversy, including (i) any work stoppage or other actions or proceedings involving any teams or unions representing any employees or agents of the Company or any of its Subsidiaries, MSG Sports or any of its Subsidiaries or any teams or (ii) any individual disputes with employees or agents (including players, coaches or scouts) of the Company or any of its Subsidiaries, MSG Sports or any of its Subsidiaries or any teams, whether (1) in negotiating extensions or renewals of contracts or (2) related to any such employee or agent seeking an improvement in such individual’s arrangements with the Company or any of its Subsidiaries, MSG Sports or any of its Subsidiaries or any team in advance of scheduled contract extensions or renewals.

“Labor Dispute” means any strike, lockout, work stoppage, or other similar action involving any labor organization representing any employees of the Company or any of its Restricted Subsidiaries. For the avoidance of doubt, “Labor Dispute” does not include any individual disputes with employees or agents (including players, coaches or scouts) of the Company or any of its Restricted Subsidiaries.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“League” means (i) an organization governing, administering or regulating the participation of teams or participants in any professional sport, including the National Basketball Association, the National Hockey League and any minor league teams associated therewith, including, in each case, the Commissioner, management council, executive committee or similar governing body of each such organization and (ii) any entity through which each such organization conducts business or that may be formed generally by the member clubs of such organization.

“League Rules” means (a) the constitution and by-laws of each League, (b) the governing documents of each League, (c) all present and future rules, regulations, interpretations, memoranda, procedures, resolutions, directives, policies and guidelines of each League, (d) any agreements and arrangements to which the Company or any of its subsidiaries is (or after the Effective Date may become) subject or by which it or its assets are (or may become) bound with or in favor of any League, (e) any agreements and arrangements to which any League’s teams generally are (or after the Effective Date may become) subject or by which they or their assets are (or may become) bound, in each case as such agreements or arrangements may be amended or adopted from time to time and including the custom and practice thereunder, including, but not limited to, League Rules relating to membership relocation, indebtedness and ownership transfers, territorial rights and limitations, the telecast or broadcast, by over-the-air television, non-broadcast television, radio or any other means, whether on a local, regional, national or international basis, of team games and the use of League or team logos, names or other Intellectual Property and (f) any conditions that the League may impose with respect to transactions in which the Teams may engage.

“League-wide Labor Controversy” means any Labor Controversy affecting any entire League involving Teams with respect to which the Company or any Restricted Subsidiaries has one or more Media Rights Agreements.

“Leases” means those leases and subleases pursuant to which any of the Loan Parties has been granted or holds the right to use and occupy Real Property demised thereunder, together with all amendments, modifications, extensions, renewals and restatements thereof.

“Lender-Related Person” has the meaning specified in Section 10.04(d).

“Lenders” means the banks or other financial institutions which are parties hereto, as well as any Persons that become a “Lender” hereunder pursuant to Section 10.06.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Liability Management Transaction” means any refinancing, retirement, exchange, extension, repurchase, or defeasance of any existing Indebtedness of Holdings and its Subsidiaries (including the Obligations) with any other Indebtedness of Holdings or any of its Subsidiaries (or the proceeds of any other Indebtedness) that is contractually, structurally or temporally senior (including as to lien priority or additional collateral) to any of the Initial Term Loans (including, for the avoidance of doubt, through any incurrence of Indebtedness by a Subsidiary that is not a Loan Party, whether or not such Subsidiary owns any assets or property) or any transaction or series of transactions related to the foregoing; provided that, for the avoidance of doubt, any incurrence of (i) unsecured Indebtedness (other than Indebtedness for borrowed money) permitted pursuant to Section 7.14(vii), (ii) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations and purchase money security interests, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any extension or renewal thereof permitted pursuant to Section 7.14(x) and (iii) Indebtedness arising from netting services, overdraft protection, cash management services, endorsements or instruments and other items for deposit in the ordinary course of business permitted pursuant to Section 7.14(xi), in each case, shall not constitute a Liability Management Transaction.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Liens” has the meaning given to such term in Section 7.16.

“Loan” means an extension of credit by a Lender to the Company under Article II in the form of a Term Loan.

“Loan Documents” means, collectively, (a) the Amendment and Restatement Agreement, (b) this Credit Agreement, (c) the Notes, (d) the Collateral Documents, (e) the Fee Letters, and (f) solely for purposes of the Collateral Documents (including in the term “Obligations” as used in the definition of “Secured Obligations” in the Security Agreement and in the Intellectual Property Security Agreement) and Article IV hereof, each Secured Hedge Agreement and each Secured Cash Management Agreement.

“Loan Parties” means, collectively, the Company and each Guarantor.

“Mandatory Prepayment Disposition” has the meaning given to such term in Section 2.05(b)(i).

“Margin Stock” means “margin stock” as defined in Regulation U.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Master Subordinated Intercompany Note” means an intercompany note substantially in the form of Exhibit E.

“Material Adverse Effect” means a materially adverse effect upon (i) the property, business, assets, condition (financial or otherwise), liabilities or operations of the Company and its Restricted Subsidiaries taken as a whole on a combined basis in accordance with GAAP, (ii) the Term Facility or Collateral (with respect to clauses (i) and (ii), other than suspension of carriage during negotiation of Affiliation Agreements, or changes resulting from a League-wide Labor Controversy; provided that any Labor Controversy shall not, in and of itself, be deemed to constitute a Material Adverse Effect), (iii) the ability of the Company and the Restricted Subsidiaries taken as a whole to perform the Obligations hereunder, or (iv) the legality, validity, binding nature or enforceability of this Credit Agreement or any other Loan Document or the validity, perfection, priority or enforceability of the security interest created, or purported to be created, by the Security Agreement.

“Material Affiliation Agreement” means an Affiliation Agreement with any multichannel video programming distributor party that represents at least 10% of the total number of subscribers that received the Program Services as of the Effective Date.

“Material Asset” means (a) any Material Intellectual Property, (b) any Network Asset, (c) any Affiliation Agreement and (d) any other property or asset of the Company and its Restricted Subsidiaries that is material to the business and operations of the Company and its Restricted Subsidiaries.

“Material Intellectual Property” shall mean any Intellectual Property owned or purported to be owned by the Company or any Restricted Subsidiary that is material to the business and operations of the Company and its Restricted Subsidiaries.

“Maturity Date” means with respect to the Term Facility, December 31, 2029.

“Maximum Rate” has the meaning specified in Section 10.08.

“Measurement Period” means, as of each date of determination, the period of four consecutive fiscal quarters of Holdings then most recently ended for which financial statements are required to have been delivered by Holdings pursuant to Section 7.01.

“Media Rights Agreement” means, with respect to any of the New York Knicks, the New York Rangers, the New York Islanders, the New Jersey Devils, the Buffalo Sabres, each written telecast rights agreement made between the Company, on the one hand, and such Team, on the other hand (including all such Media Rights Agreements in effect on the Effective Date listed on Schedule 7.21 hereto), pursuant to which the Company has been granted exclusive local telecast rights to exhibit games of such Team, as such Media Rights Agreement may be amended or otherwise modified in accordance with Section 7.21.

“Merge” has the meaning specified in Section 7.23.

“Minimum Consolidated Cash Balance” means, as of the last day of each fiscal quarter, for each fiscal quarter of the Company beginning with the fiscal quarter ending September 30, 2025, the amount set forth opposite such fiscal quarter:

Fiscal quarter	Minimum Consolidated Cash Balance
The fiscal quarter ending on March 31 of any fiscal year of the Company	$15,000,000
The fiscal quarter ending on June 30 of any fiscal year of the Company	$20,000,000
The fiscal quarter ending on of September 30 of any fiscal year of the Company	$25,000,000
The fiscal quarter ending on December 31 of any fiscal year of the Company	$25,000,000

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MSG Sports” means Madison Square Garden Sports Corp., a Nevada corporation, or any other Person owning any Team owned by Madison Square Garden Sports Corp. on the Effective Date.

“MSG Spin Agreements” means the agreements listed on Schedule 1.01(e).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means proceeds received by the Company or any of the Restricted Subsidiaries in cash as and when received from (x) any Disposition or the incurrence or issuance of Indebtedness of the Company or any of the Restricted Subsidiaries, in each case after deduction of (i) the costs of selling, recovery or other transaction expenses payable by the Company or any of the Restricted Subsidiaries in connection with obtaining such proceeds (including banking, professional or other fees, commissions, discounts and expenses, transfer and similar taxes incurred in connection with such Disposition, incurrence or issuance, and the Company’s good faith reasonable estimate of any income, franchise, transfer or other tax liability and reserves for indemnification (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such transaction, the amount of such excess shall constitute Net Cash Proceeds)) arising from, such Disposition, incurrence or issuance and (ii) the principal amount of, and the premium or penalty, if any, plus the interest and other amounts on any Indebtedness that is secured by the applicable asset and that is required to be repaid by the terms of such Indebtedness (unless permitted by such terms to be reinvested) in connection with such transaction (other than Indebtedness under the Loan Documents) or (y) any casualty insurance or condemnation awards with respect to an Event of Loss, after deduction of (i) the costs of obtaining such award with respect to an Event of Loss (including fees and costs of experts, consultants and/or attorneys), and any income, franchise, transfer or other tax liability arising therefrom and (ii) the principal amount of, and the premium or penalty, if any, plus the interest and other amounts on any financing permitted under this Credit Agreement that is secured by the applicable assets and is required to be repaid by the terms of such Indebtedness (unless permitted by such terms to be reinvested) in connection with such Event of Loss. If any amount payable to the Company or any such Restricted Subsidiary in respect of any such incurrence or issuance shall be or become evidenced by any promissory note or other negotiable or non-negotiable instrument, the cash proceeds received on any such note or instrument shall constitute Net Cash Proceeds as and when received.

“Network Assets” means all assets of the Company and its Restricted Subsidiaries, including but not limited to the Affiliation Agreements and the Media Rights Agreements, used or necessary to the operation of the Network Business (other than the Excluded Assets under clauses (i) through (v) and (vii) through (ix) of the definition of Excluded Assets).

“Network Business” means the business of providing Program Services pursuant to the Affiliation Agreements.

“New Restricted Subsidiary” means any Unrestricted Subsidiary designated as a Restricted Subsidiary pursuant to Section 7.08(b) or any New Subsidiary who is required to become a Guarantor pursuant to Section 7.10.

“New Subsidiary” means any Person which becomes a Subsidiary of the Company after the Effective Date.

“New Warrants” means the warrant issued on the Effective Date to Madison Square Garden Sports Corp. to purchase shares of common stock of MSG Networks Inc., as amended, supplemented or otherwise modified from time to time.

“New York Fed” means the Federal Reserve Bank of New York.

“New York Fed Bank Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if both such rates are not so published for any day that is a Business Day, the term “New York Fed Bank Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.

“New York Fed’s Website” means the website of the New York Fed at http://www.newyorkfed.org, or any successor source.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Financial Entity” has the meaning specified in Section 10.06(b).

“Non-Required Consents” means the consent of any counterparty to a Contractual Obligation to the grant of a security interest in the agreement constituting the Contractual Obligation.

“Note” means a promissory note made by the Company in favor of a Term Lender evidencing Term Loans made by such Term Lender under the Term Facility, substantially in the form of Exhibit A.

“Obligations” means all advances to, and debts, liabilities, obligations (but, with respect to any Guarantor at any time, excluding all Excluded Swap Obligations with respect to such Guarantor at such time), covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Restricted Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding (or that would accrue but for the commencement of such proceeding), regardless of whether such interest and fees are allowed or allowable claims in such proceeding.

“Other Connection Taxes” means, with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between such Administrative Agent or Lender and the jurisdiction imposing such Tax (other than connections arising from such Administrative Agent or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary taxes, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)).

“Outstanding Amount” means on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, occurring on such date.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of overnight federal funds denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the New York Fed as set forth on the New York Fed’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as an overnight bank funding rate.

“Participant” has the meaning given to such term in Section 10.06(d).

“Participant Register” has the meaning given to such term in Section 10.06(d).

“Payment” has the meaning set forth in Section 9.13(a).

“Payment Notice” has the meaning set forth in Section 9.13(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Investments” means (a) Investments in cash and Cash Equivalents; (b) accounts receivable arising in the ordinary course of business, (c) any Investment constituting Indebtedness permitted under Section 7.14(v), Guarantees permitted under Section 7.15, Restricted Payments permitted under Section 7.18, or any sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) that is not a Disposition or that is a Disposition permitted under Section 7.24, (d) any Permitted Restricted Subsidiary Transaction, (e) Investments in existence as of the Effective Date and set forth on Schedule 6.15, (f) Investments received in settlement of overdue amounts or amounts owed by a Person that is insolvent or distributions in insolvency proceedings of any such Person or received by foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, (g) any Investment under any of the Cablevision Spin Agreements and the MSG Spin Agreements, (h) Investments consisting of advances, deposits or deferred compensation to (i) announcers, broadcasters, on-air talent, promoters, producers or other third parties in connection with the development, booking, production, broadcast, promotion, execution, staging or presentations of shows, events or other entertainment activities or related merchandising, concessions or licensing, or (ii) holders of rights to content or Intellectual Property in connection with the development, broadcast, distribution or license of content or underlying Intellectual Property, collectively for clauses (i) and (ii), in an aggregate amount outstanding at any time not to exceed $3,000,000, (i) advances of payroll payments to employees in the ordinary course of business and (j) Investments consisting of advances, deposits or deferred compensation to any Team in connection with the renewal or extension of any Media Rights Agreement in respect of such Team on arm’s length terms, including any such Investment made in connection with the exercise by the Company or its Restricted Subsidiaries of rights of first refusal or similar provisions; provided that the aggregate amount outstanding at any time of such Investments pursuant to this clause (j), other than any such Investments made as a result of exercising a contractual right of first refusal, right to match or similar back-end right of the Company or its Restricted Subsidiaries in respect of a third party offer, shall not exceed $500,000 per Team.

“Permitted Junior Debt” has the meaning specified in Section 7.14(xii).

“Permitted Liens” means, with respect to any Person: (i) (A) pledges or deposits of cash to secure obligations of such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or (B) good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or Leases to which such Person is a party, or (C) deposits of cash to secure public or statutory obligations of such Person or (D) deposits of cash or U.S. Government bonds to secure surety or appeal bonds to which such Person is a party, or (E) deposits as security for contested taxes or import, customs or similar duties or for the payment of rent or royalties; (ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, setoff and recoupment rights or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iii) Liens for (x) Taxes (other than property taxes), assessments, charges or other governmental levies not overdue by more than 30 days or which if more than 30 days overdue, (1) the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceeding (provided that a reserve or other appropriate provision shall have been made therefor as appropriate in accordance with GAAP) or (2) the aggregate principal outstanding amount of the obligations secured thereby does not exceed $1,000,000, and (y) property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iv) Liens in favor of issuers of performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens on cash created in the ordinary course of business and customary in the Business consisting of pledges to, deposits with or advances to announcers, broadcasters, on-air talent, promoters, producers or other third parties in connection with the development, booking, production, broadcast, promotion, execution, staging or presentations of shows, events or other entertainment activities or related merchandising, concessions or licensing; (vii) Liens on cash created in the ordinary course of business and customary in the Business consisting of obligations to pay advances, deposits or deferred compensation to the holders of rights to content or Intellectual Property in connection with the development, broadcast, distribution or license of content or underlying Intellectual Property; (viii) Liens created in the ordinary course of business and customary in the relevant industry securing obligations of any of the Company and its Restricted Subsidiaries not to exceed, in the aggregate, $3,000,000; or (ix) licenses or sublicenses of Intellectual Property in the ordinary course of business.

“Permitted Restricted Payments” means (a) payments to any Holdings Entity to pay overhead of such Holdings Entity (including the salaries, bonuses, and incentive compensation and other compensation payable to officers and employees of any Holdings Entity), directors’ fees and other out of pocket fees, costs, expenses and indemnities incurred by such Holdings Entity on behalf of or in managing the business of the Company or any of its Restricted Subsidiaries (other than Taxes), (b) Restricted Payments set forth on Schedule 7.18, (c) Restricted Payments made by any Holdings Entity (or by the Company to any Holdings Entity to enable such Holdings Entity to pay) (x) withholding or similar taxes payable upon exercise, vesting or settlement of any equity or equity-based award with respect to the Equity Interests of Sphere Entertainment pursuant to any customary management equity or similar compensation plan held by any future, present or former employee, director, manager, or consultant (or any permitted transferee of any of the foregoing) of the Holdings Entities, the Company or any Restricted Subsidiary, (y) cash in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for such Equity Interests pursuant to any customary management equity or similar compensation plan or (z) payments required to be made to Sphere Entertainment pursuant to Section 4(b) of that certain Investor Agreement (as in effect on the Effective Date) and (d) Restricted Payments by Holdings pursuant to the Allocation Agreement as in effect on the Effective Date; provided that no such Restricted Payments under this clause (d) shall be financed, directly or indirectly, by the Company or any Restricted Subsidiary.

“Permitted Restricted Subsidiary Transaction” means any transaction by which any Restricted Subsidiary shall (i) pay dividends or make any distribution on its capital stock or other equity securities or pay any of its Indebtedness owed to the Company or any other Restricted Subsidiaries, (ii) make any loans or advances to the Company or any other Restricted Subsidiaries or (iii) transfer any of its properties or assets to, merge or consolidate with or into, or liquidate or dissolve into the Company or any other Restricted Subsidiaries; provided that if the Restricted Subsidiary making such payment, loan, advance or transfer is a Guarantor, then the Restricted Subsidiary receiving the same shall be the Company or a Guarantor (other than a Holdings Entity) as well.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained by the Company or an ERISA Affiliate or with respect to which the Company or an ERISA Affiliate has any liability.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledged Account” means a deposit account subject to a Deposit Account Control Agreement or a securities account that is the subject of a Securities Account Control Agreement.

“Pledged Equity Interests” has the meaning given to such term in the Security Agreement.

“Prepayment Amount” shall have the meaning specified in Section 2.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Program Services” means, collectively, the program services currently known as MSG and MSG Sportsnet (in each case, inclusive of the high definition feeds of such services) and all substitutions, replacements, extensions and expansions thereof and “Program Service” means any of them.

“Prohibited Transaction” means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning given to such term in Section 7.01.

“QFC” has the meaning given to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning given to the term in Section 10.23.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarter” means a fiscal quarterly period of the Company.

“Real Property” means all real property and all rights benefiting such real property, specifically including (without intending to limit the generality of the foregoing) the following, whether now or hereafter existing, except to the extent that any of the following or the foregoing constitutes personal property relating primarily to, pertaining primarily to, used primarily in, or necessary for, the Network Business including, without limitation, the Related Documents (1) all buildings, structures and other improvements erected or located on such real property (collectively, the “Real Property Improvements”); (2) all easements, rights-of-way or use, air rights and development rights, and other estates, right, title, interest, privileges and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to or benefiting such real property or the Real Property Improvements (collectively, the “Real Property Other Interests”); (3) fixtures located in or upon such real property, Real Property Improvements or Real Property Other Interests; (4) all leases, subleases, licenses, concessions or other agreements with respect to all or any portion of such real property, Real Property Improvements or Real Property Other Interests, and all other rights, powers, privileges, options and benefits thereunder; (5) all agreements, contracts, certificates, permits, approvals, guaranties, supporting obligations, warranties, instruments, plans, specifications and other records and documents with respect to all or any part of such real property, Real Property Improvements or Real Property Other Interests, and all rights, powers, privileges, options and benefits thereunder; (6) all rights to appear in and defend, and to commence, any action or proceeding with respect to all or any portion of such real property, Real Property Improvements or Real Property Other Interests; (7) all right, title and interest in or to (i) insurance proceeds, (ii) all awards with by reason of any condemnation, eminent domain or other taking (or any disposition made in lieu thereof) of all or any portion of such real property, Real Property Improvements or Real Property Other Interests (in the case of such Real Property Other Interests, excluding any personal property not constituting (x) licenses or (y) rights of ingress or egress), or (iii) any causes of action, awards, damages, claims, payments, proceeds and other compensation, rights, benefits, and advantages on account of any other event with respect to all or any portion of such real property, Real Property Improvements or Real Property Other Interests (in the case of such Real Property Other Interests, excluding any personal property not constituting (x) licenses or (y) rights of ingress or egress); and (8) all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, credits, waivers and payments, whether in cash or in kind, due or payable by any governmental or quasi-governmental entity or any insurance or utility company relating to or arising out of such real property, Real Property Improvements or Real Property Other Interests, or in connection with any taxes, assessments, charges or levies with respect to such real property, Real Property Improvements or Real Property Other Interests.

“Receipts” means cash, cash equivalents, funds, instruments, securities, securities entitlements, financial assets, and other similar items or property.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if, following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, such Benchmark is Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning given to such term in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Regulatory Authority” has the meaning specified in Section 10.20.

“Related Documents” means all Affiliation Agreements and Media Rights Agreements.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the New York Fed, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Fed or, in each case, any successor thereto.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means (i) any of the events set forth in Section 4043(c) of ERISA (other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC is waived).

“Request for Credit Extension” means a Committed Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the Total Outstandings.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payments” means direct or indirect distributions, dividends or other payments by any Holdings Entity, the Company or any Restricted Subsidiary on account of (including, without limitation, sinking fund or other payments on account of the redemption, retirement, purchase or acquisition of) any general or limited partnership or joint venture interest in, or any capital stock of, such Holdings Entity, the Company or such Restricted Subsidiary, as the case may be (whether made in cash, property or other obligations), other than any such distributions, dividends and other payments made by a Restricted Subsidiary to the Company or other Restricted Subsidiary that is a Guarantor in respect of such interest in or stock of the former held by the latter.

“Restricted Subsidiaries” means the Persons set forth on Schedule 6.02(i) and any New Restricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Credit Agreement, the so-called Donetsk People’s Republic, the non-government controlled areas of Kherson and Zaporizhzhia, and the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized under the laws of or resident in a Sanctioned Country or (c) any Person 50% or more owned or controlled by any such Person described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations or orders).

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank and which provides by its terms that it is intended to be secured as an Obligation hereunder; provided that if such Cash Management Bank is not the Administrative Agent or an Affiliate thereof, the Company or the Cash Management Bank shall have provided written notice to the Administrative Agent designating such Cash Management Agreement as a Secured Cash Management Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between the Company and any Hedge Bank and which provides by its terms that (x) it is intended to be secured as an Obligation hereunder and (y) the counterparty to such agreement has expressly agreed to be bound by the provisions of Article IX as if it were a Lender; provided that if such Hedge Bank is not the Administrative Agent or an Affiliate thereof, the Company or the Hedge Bank shall have provided written notice to the Administrative Agent designating such Swap Contract as a Secured Hedge Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are stated to be secured by the Collateral under the terms of the Collateral Documents.

“Securities Account Control Agreement” means an agreement, substantially in the form attached as Exhibit F to the Security Agreement or otherwise reasonably satisfactory to the Administrative Agent, among the Company or a Guarantor, a financial institution holding certain securities of the Company or such Guarantor, and the Administrative Agent with respect to collection and control of securities held in a securities account maintained by the Company or such Guarantor.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board.

“Security Agreement” means that certain Security Agreement, dated as of September 28, 2015, made by and among the Company, the other Loan Parties and the Collateral Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Credit Agreement.

“Security Agreement Supplement” has the meaning specified in Section 22(b) of the Security Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the New York Fed (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the New York Fed’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SPC” has the meaning specified in Section 10.06(h).

“Specified Supermajority Required Lenders” as of any date of determination, Lenders holding more than 75% of the sum of the Total Outstandings.

“Sphere Entertainment” means Sphere Entertainment Co., a Nevada corporation.

“Spot Rate” has the meaning specified in Section 1.06.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company. Notwithstanding anything to the contrary herein, Gotham shall not be considered a Subsidiary hereunder.

“Subsidiary Redesignation” has the meaning specified in Section 7.08(b).

“Supermajority Required Lenders” as of any date of determination, Lenders holding more than 66 2/3% of the sum of the Total Outstandings.

“Supplemental Collateral Documents” means Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security and pledge agreements securing payment of the Obligations of a newly-formed or newly-acquired Guarantor under the Loan Documents and constituting Liens as required pursuant to the terms of Section 7.10, in each case covering the types of property constituting Collateral, subject to exclusions for Excluded Assets.

“Supported QFC” has the meaning given to the term in Section 10.23.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), in each case entered into for non-speculative purpose in the ordinary course of business.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Teams” means a member club or team of any League, including The New York Knicks and The New York Rangers.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term Benchmark Loan” means a Term Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term Facility” means the aggregate principal amount of the Term Loans outstanding on the Effective Date immediately after giving effect to the transactions contemplated by the Amendment and Restatement Agreement.

“Term Lender” means any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Event” means (i) a Reportable Event, (ii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan, or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Plan under Section 4042 of ERISA or (iv) the appointment of a trustee to administer any Plan under Section 4042 of ERISA.

“Threshold Expense Amount” means, with respect to any Measurement Period, the amount set forth on Schedule 7.29 for such Measurement Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of April 24, 2025, by and among Holdings, the Company, the Lenders party thereto and certain other parties party thereto from time to time (as amended, amended and restated, supplemented or otherwise modified from time to time).

“Transactions” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Amendment and Restatement Agreement, the Loan Documents (including Collateral Documents) to which they are or are intended to be a party, (b) the borrowings (or deemed borrowings) hereunder, (c) the other transactions contemplated hereby and by the Transaction Support Agreement consummated or to be consummated on the Effective Date and (d) the payment of all fees and expenses incurred in connection with the foregoing.

“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Alternate Base Rate, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“UCP” means the Uniform Customs and Practice for Documentary Credits, 2007 revision, International Chamber of Commerce Publication No. 600, as the same may be amended and in effect from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unrestricted Subsidiaries” means the Person set forth on Schedule 6.02(ii). Notwithstanding anything to the contrary herein, from and after the Effective Date, no Subsidiary (including any newly formed or acquired Subsidiary) shall be designated as an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 10.23.

“Write-Down and Conversion Powers” means: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” (except when used as accounting terms, in which case GAAP shall apply) shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

Section 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or in the case of any financial ratio, the Administrative Agent or the Required Lenders, shall so request, the Administrative Agent, the applicable Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders, as applicable); provided that, in the event of a request for an amendment, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Capitalized Lease Obligations. Notwithstanding anything to the contrary contained in Section 1.03(a), whether a lease shall be treated as operating lease and not a capital lease or finance lease will be determined in accordance with the principles set forth in the definition of Capitalized Lease Obligations.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time.

Section 1.06 Currency Equivalents Generally. Any amount specified in this Credit Agreement (other than in Articles II, IV and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

Section 1.07 Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Credit Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Credit Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Credit Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

CREDIT EXTENSIONS

Section 2.01 The Loans. Immediately prior to the Effective Date, Term Loans (as defined in the Existing Credit Agreement) in the principal amount of $804,125,000 were outstanding together with accrued but unpaid interest thereon (the “Existing Term Loans”). In accordance with the Transaction Support Agreement, the Term Lenders immediately prior to the Effective Date (the “Existing Term Lenders”) have agreed that, subject to and upon the terms and conditions set forth in the Amendment and Restatement Agreement, concurrent with the Effective Date and after giving effect to the principal payment, and repayment of accrued and unpaid interest, in each case, required pursuant to the Sections 3(h) and (i) of the Amendment and Restatement Agreement, the Existing Term Loans shall be deemed to have exchanged in full as Term Loans in accordance with the terms set forth herein, as amended by the Amendment and Restatement Agreement and each Existing Term Lender shall be deemed to have made such new Term Loans under this Credit Agreement as of the Effective Date to the Company in an aggregate principal amount equal to $210,000,000 (the “Initial Term Loans”), which such Initial Term Loans shall, for each such Existing Term Lender, be set forth on Schedule 2.01 hereto.

Amounts borrowed (or deemed borrowed) under this Section 2.01 and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon the Company’s delivery to the Administrative Agent of an irrevocable Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than (i) 11:00 a.m. three U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term Benchmark Loans or of any conversion of Term Benchmark Loans to Base Rate Loans, and (ii) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans; provided, however, that notice of (x) the initial Borrowing of Base Rate Loans may be received by the Administrative Agent at such time as agreed by the Administrative Agent on the requested date of Borrowing and (y) any conversion of such initial Borrowing to Term Benchmark Loans may be received by the Administrative Agent no later than 11:00 a.m. on the third U.S. Government Securities Business Day prior to the requested date of conversion. Each Committed Loan Notice shall be irrevocable and shall be signed by a senior executive of the Company; provided that if such Committed Loan Notice is submitted through an Approved Company Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Company is requesting a Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of Term Benchmark Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a U.S. Government Securities Business Day (or in the case of a conversion to a Base Rate Loan, which shall be a Business Day)), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the Company requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the Term Facility of the Term Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than (i) one hour after receipt of notice from the Administrative Agent on the Effective Date in the case of the initial Borrowing of Base Rate Loans (as long as such notice is received prior to 1:30 p.m. on such day) or (ii) 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension on the Effective Date, the conditions set forth in Section 5.01), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of JPMorgan with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.

(c) Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan. During the existence of a Default, the Administrative Agent may notify the Company that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until no Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in the Prime Rate used in determining the Alternate Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect in respect of the Term Facility.

Section 2.03 [Reserved].

Section 2.04 [Reserved].

Section 2.05 Prepayments. (a) Optional. The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium or penalty; provided that (x) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three U.S. Government Securities Business Days prior to any date of prepayment of Term Benchmark Loans, and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (y) any prepayment of Term Benchmark Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (z) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as directed by the Company (and if not so directed, on a pro-rata basis), and, subject to Section 2.14, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in the Term Facility.

(b) Mandatory. (i) If (A) the Company or any of its Subsidiaries Disposes of any assets other than Dispositions under Section 7.24(i) or Section 7.24(ii) (a “Mandatory Prepayment Disposition”), or (B) the Company or any of its Restricted Subsidiaries suffers an Event of Loss, the Company shall in each case prepay, within three Business Days after receipt thereof by such Person, an aggregate principal amount of Loans equal to 100% of the amount of such Net Cash Proceeds, provided that (x) no such prepayment shall be required until the Net Cash Proceeds received from all such Mandatory Prepayment Dispositions and Events of Loss exceed, in the aggregate, $1,000,000, (y) with respect to all or a portion of any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i)(A) that would otherwise be required to be applied to make a mandatory prepayment of the Loans pursuant to this Section 2.05(b), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to such third Business Day following receipt of such Net Cash Proceeds), and so long as no Default shall have occurred and be continuing, the Company or such Subsidiary may reinvest Net Cash Proceeds arising from such Disposition in operating assets which constitute Collateral within 180 days after the receipt of such Net Cash Proceeds and (z) with respect to any Net Cash Proceeds of casualty insurance or condemnation awards realized due to an Event of Loss described in this Section 2.05(b)(i)(B), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to such third Business Day following receipt of such Net Cash Proceeds of casualty insurance or condemnation awards), and so long as no Default shall have occurred and be continuing, the Company or such Subsidiary may apply within 180 days (or, if such replacement or repair could not reasonably completed within 180 days, such period shall be extended for a reasonable period of time to permit completion of such replacement and repair so long as the replacement or repair of the asset or assets that suffered the Event of Loss is being diligently pursued by the Company or such Subsidiary) after the receipt of such Net Cash Proceeds to replace or repair the equipment, fixed assets or real property in respect of which such Net Cash Proceeds were received; and provided further, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans

(ii) Upon the incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness permitted under Section 7.14), the Company shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary.

(iii) If, on the last day of any fiscal quarter of the Company beginning with the fiscal quarter of the Company ending September 30, 2025, the Consolidated Cash Balance as of such date exceeds the Minimum Consolidated Cash Balance for such fiscal quarter, the Company shall as soon as reasonably practicable, but in any event no later than 30 days after the end of such fiscal quarter (x) prepay an aggregate principal amount of Loans equal to 100% of such excess and (y) deliver to the Administrative Agent, for distribution to the Lenders, a certificate, duly completed and signed by a senior officer of the Company and setting out, in reasonable detail, a calculation of the Consolidated Cash Balance (including any deductions therefrom pursuant to the definition thereof) as of the last day of the last fiscal quarter included in such financial statements (and a calculation of any resulting mandatory prepayment required pursuant to this Section 2.05(b)(iii)).

(iv) Prepayments made pursuant to this Section 2.05(b) shall be applied ratably to the outstanding Loans under the Term Facility.

Section 2.06 [Reserved].

Section 2.07 Repayment of Loans. The Company shall, on the last Business Day of each of March, June, September and December, commencing on the last Business Day of September 2025, a principal amount of Initial Term Loans equal to $10,000,000. To the extent not previously paid, all Initial Term Loans shall be due and payable on the Maturity Date.

Section 2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Rate for the Term Facility and (ii) each Base Rate Loan under the Term Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate for the Term Facility.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each (x) Base Rate Loan shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, (y) Term Benchmark Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto.

(d) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees. The Company shall pay to the Administrative Agent and the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10 Computation of Interest and Fees. Interest computed by reference to the Term SOFR Rate, Daily Simple SOFR and the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed. In each case, interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Any determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.11 Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Company shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Benchmark Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Company; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Appropriate Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Section 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of the Term Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Term Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Term Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of the Term Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Term Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payments on account of the Obligations in respect of the Term Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans or other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Term Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Company pursuant to and in accordance with the express terms of this Credit Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation or subparticipation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation or subparticipation.

Section 2.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.07 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans held by the Lenders pro rata in accordance with the Applicable Percentage. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Company and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if the Company shall be required by applicable law to withhold or deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the Company shall make such withholdings or deductions and (iii) the Company shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c) Indemnification by the Company. The Company shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) required to be withheld or deducted for a payment to, or paid or payable, by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Company shall not indemnify the Administrative Agent or any Lender for any penalties or interest that are imposed solely as a result of gross negligence or willful misconduct of the Administrative Agent, or any Lender. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If, in the reasonable discretion of the Company, any Indemnified Taxes are incorrectly or not legally imposed or asserted by the relevant Governmental Authority, the Administrative Agent or each Lender, as the case may be, shall, at the expense of the Company, use commercially reasonable efforts to cooperate with the Company to recover and promptly remit such Indemnified Taxes to the Company in accordance with subsection (f) of this Section. Nothing contained herein shall derogate from the right of any Lender or the Administrative Agent to arrange its tax affairs in whatever manner it sees fit nor shall require any Lender or the Administrative Agent to disclose any information relating to its tax affairs that it deems confidential other than as required under Section 3.01(f). For the avoidance of doubt, the Administrative Agent or a Lender may not recover more than once with respect to the same amount of Taxes to which the Administrative Agent or Lender is entitled to indemnification under this Section.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.01, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(i)-(iv) of this Section) shall not be required if in the Foreign Lender’s reasonable judgment such completion, execution or submission would subject such Foreign Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Foreign Lender.

Without limiting the generality of the foregoing,

(i) any Lender that is a United States Person shall deliver to the Company and the Administrative Agent (in such number of copied as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(ii) any Foreign Lender, to the extent it is legally entitled to do so, shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent), whichever of the following is applicable:

(A) duly executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B) duly executed copies of Internal Revenue Service Form W-8ECI,

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Company within the meaning of section 871(h)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, or

(iii) any Lender, to the extent it is legally entitled to do so, shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made (including, for the avoidance of doubt, documentation necessary for the Company or the Administrative Agent to comply with its obligations under FATCA, to determine whether any recipient of amounts arising under this Credit Agreement has or has not complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and/or withhold from such amounts under FATCA). Solely for the purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its good faith discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such indemnifying party, upon the request of such indemnified party, agrees to repay the amount (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such indemnified party in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g), the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Benchmark Loans, or to determine or charge interest rates based upon the Adjusted Term SOFR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Term Benchmark Loans or to convert Base Rate Loans to Term Benchmark Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans of such Lender to Base Rate Loans, and pay any amounts payable to such Lender under Section 3.04(e), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.

Section 3.03 Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders as provided in Section 10.02 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Committed Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be a Committed Loan Notice for a Base Rate Borrowing. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of the notice from the

Administrative Agent referred to in this Section 3.03(a) with respect to the Adjusted Term SOFR Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan, on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(e) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR Rate, the Company may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a Borrowing of or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan, on such day.

Section 3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Credit Agreement or any Term Benchmark Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes and any Excluded Tax); or

(iii) impose on any Lender or any applicable offshore interbank market any other condition, cost or expense affecting this Credit Agreement or Term Benchmark Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Term Benchmark Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, a Lender shall be entitled to request compensation for increased costs or expenses described in this Section 3.04(a) only to the extent it is the general practice or policy of such Lender Issuer to request such compensation from other borrowers under comparable facilities under similar circumstances; provided, that in no event shall such Lender be required to disclose any confidential or proprietary information regarding any such other borrower or comparable facility. For the avoidance of doubt, if a Lender recovers an amount under this Section, such Lender may not recover the same amount under Section 3.01; similarly, if a Lender recovers an amount under Section 3.01, such Lender may not recover the same amount under this Section.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05 Compensation for Losses. With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.05), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto, or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 3.06(b) or 10.12, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Company is required to pay any Indemnified Taxes or any additional amount to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, as the case may be. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, the Company may replace such Lender in accordance with Section 10.12.

Section 3.07 Survival. All of the Company’s obligations under this Article III shall survive the assignment by a Lender of all or any portion of its Loans hereunder, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

Section 4.01 Guaranty. Each of the Guarantors hereby, jointly and severally, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Company to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations, absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 4.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Section 4.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability, change in corporate existence or structure or other defense of the Company or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Company or any other Guarantor; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Company or any other Guarantor; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Company, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; (f) any defense based on any claim that any Obligations are invalid or unenforceable; (g) the amendment or waiver of any Obligations; (g) any defense based on any allegation of non-perfection or release of Collateral in the context of a secured transaction; and (h) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating the Company, the Guarantors or any other guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

Section 4.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not the Company or any other person or entity is joined as a party.

Section 4.05 Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Term Facility are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

Section 4.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Term Facility with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Company or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

Section 4.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Company owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Company to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Company to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

Section 4.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Company under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

Section 4.09 Condition of Company. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Company and any other Guarantor such information concerning the financial condition, business and operations of the Company and any such other Guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Company or any other Guarantor (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

Section 4.10 Limitation on Guaranty. It is the intention of the Guarantors, the Lenders and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render such Guarantor insolvent or unable to make payments in respect of any of its indebtedness as such indebtedness matures or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under applicable law, to incur the Obligations hereunder. Any such limitation shall be apportioned amongst the Obligations pro rata in accordance with the respective amounts thereof. This paragraph is intended solely to preserve the rights of the Lenders under this Credit Agreement to the maximum extent permitted by applicable law, and neither the Guarantors, the Company nor any other Person shall have any right under this paragraph that it would not otherwise have under applicable law. The Company and each Guarantor agree not to commence any proceeding or action seeking to limit the amount of the obligation of such Guarantor under this Article IV by reason of this paragraph. For the purposes of this paragraph, “insolvency”, “unreasonably small capital” and “unable to make payments in respect of any of its indebtedness as such indebtedness matures” shall be determined in accordance with applicable law.

Section 4.11 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Obligations that are Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.11, or otherwise under this Guaranty, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect in accordance with Section 4.06. Each Qualified ECP Guarantor intends that this Section 4.11 constitute, and this Section 4.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01 Conditions of Credit Extensions on the Effective Date. The obligation of each Lender to make (or deemed to have made) the Credit Extensions hereunder on the Effective Date is subject to the satisfaction of the conditions precedent set forth in the Amendment and Restatement Agreement on or prior to the Effective Date.

Section 5.02 Conditions to all Credit Extensions. The obligation of each Lender to make each Credit Extension hereunder (which shall not include any conversion or continuation of any outstanding Loan) is subject to the additional conditions precedent that:

(a) no Default or Event of Default shall have occurred and be continuing or would result from such proposed Credit Extension or from the application of proceeds thereof;

(b) the representations and warranties of the Company and each other Loan Party in Article VI hereof or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct, in all material respects, on and as of the date of the making of, and after giving effect to, such Credit Extension with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such Credit Extension or on such earlier date, as the case may be (after giving effect to such qualification); and except that for purposes of this Section 5.02, the representations and warranties contained in Section 6.04(a)(i) and (ii) shall be deemed to refer to the most recent statements furnished pursuant to Section 7.01(a) and (b), respectively;

(c) to the extent requested by the Administrative Agent or any Lender, a senior executive of the Company shall have certified compliance with clauses (a) and (b) above to the Administrative Agent; and

(d) the Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

The Company shall be deemed to have made a representation and warranty hereunder as of the time of each Credit Extension hereunder that the conditions specified in such clauses have been fulfilled as of such time.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

Section 6.01 Existence, Qualification and Power. Each Holdings Entity and the Company and each of its Restricted Subsidiaries is a limited or general partnership, limited liability company or corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is necessary in view of the properties and assets owned and presently intended to be owned and the business transacted and presently intended to be transacted by it except for qualifications the lack of which, singly or in the aggregate, have not had and are not likely to have a Material Adverse Effect, and each of the Holdings Entities, the Company and the Restricted Subsidiaries has full power, authority and legal right to perform its obligations under this Credit Agreement, the Notes and the other Loan Documents to which it is a party.

Section 6.02 Subsidiaries; Loan Parties. Schedules 6.02(i) and 6.02(ii) contain a complete and correct list, as at the Effective Date, of all Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, respectively, and a description of the legal nature of such Subsidiaries (including, (x) with respect to each Subsidiary, the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number, the nature of the ownership interests (shares of stock or general or limited partnership or other interests) in such Subsidiaries and the holders of such interests and, except as disclosed to the Lenders in writing prior to the Effective Date, the Company and each of its Subsidiaries owns all of the ownership interests of its Subsidiaries indicated in such Schedules as being owned by the Company or such Subsidiary, as the case may be, free and clear of all Liens except those created under the Collateral Documents, and all such ownership interests are validly issued and, in the case of shares of stock, fully paid and non-assessable, and (y) with respect to each Unrestricted Subsidiary, a list of its material assets and a description of its business activities).

Section 6.03 Authority; No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party or by which it is bound, and each Credit Extension hereunder, have been duly authorized by all necessary corporate or other organizational action and do not and will not: (a) subject to the consummation of the action described in Section 6.12, violate any Law or League Rule currently in effect (other than violations that, singly or in the aggregate, have not had and are not likely to have a Material Adverse Effect), or any provision of any of the Loan Parties’ respective partnership agreements, charters or by-laws certificate of limited partnership, limited liability company agreement, by-laws or other organizational documents presently in effect;

(b) conflict with or result in the breach of, or constitute a default or require any consent (except for the consents described on Schedule 6.03, each of which has been duly obtained) under, or require any payment to be made under (i) any Contractual Obligation or League Rule to which any Loan Party is a party or by which their respective properties may be bound or affected, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Loan Parties or their respective properties are subject (in each case under subclause (i) and/or (ii) above, other than any conflict, breach, default or required consent that, singly or in the aggregate, have not had and are not likely to have a Material Adverse Effect); or (c) except as provided under any Loan Document, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Loan Parties.

Section 6.04 Financial Condition; Absence of Material Adverse Effect. (a) The Company has furnished to each Lender (i) the consolidated balance sheet of Holdings and its consolidated Subsidiaries as at December 31, 2024, and the related consolidated statements of operations and stockholders’ equity for the fiscal year ended on said date, said financial statements having been certified by an independent Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders and (ii) the consolidated balance sheet of Holdings and its consolidated Subsidiaries as at March 31, 2025, and the related consolidated statements of operations for the three month period ended on said date. Such financial statements are complete and correct in all material respects (subject, in the case of the unaudited financial statements referred to above, to year-end and audit adjustments), were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and fairly present the financial condition of the respective entity or groups of entities which is or are the subject of such financial statements (as stated above), on a consolidated basis, as at the respective dates of the balance sheets included in such financial statements and the results of operations of such entity or groups of entities for the respective periods ended on said dates.

(b) None of the Holdings Entities or the Company or its Restricted Subsidiaries had any material contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments or operations which are substantial in amount, except as referred to or reflected or provided for in said financial statements of Holdings and its consolidated Subsidiaries as at said respective dates or as disclosed to the Lenders in writing prior to the Effective Date.

(c) Other than relating to circumstances disclosed to the Lenders prior to the Effective Date, since December 31, 2024, there has been no event, change, condition, occurrence or circumstance which either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

Section 6.05 Litigation, Compliance with Laws. Except as disclosed to the Lenders on Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company or any Restricted Subsidiary threatened, against the Company or any Restricted Subsidiary or any of their respective properties or assets, before any court or arbitrator or by or before any Governmental Authority that, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is in default under or in violation of or with respect to any Laws or any writ, injunction or decree of any court, arbitrator or Governmental Authority except for such violations or defaults which, singly or in the aggregate, are not likely to have a Material Adverse Effect.

Section 6.06 Titles and Liens. Each of the Loan Parties has good title to the Collateral, free and clear of all Liens except in the case of the Holdings Entities, Holdings Entity Permitted Liens, and in the case of the Company and its Restricted Subsidiaries, those permitted by Section 7.16.

Section 6.07 Regulation U; Investment Company Act. (a) None of the proceeds of any of the Credit Extensions shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; except that up to $10,000,000 in the aggregate of such proceeds may be used for such purposes; provided that both at the time of such use and thereafter compliance with Regulation U is maintained. The Company will notify the Administrative Agent promptly if any Loan Party purchases Margin Stock and, if requested by any Lender, the Company will furnish to the Lenders statements in conformity with the requirements of Regulation U.

(b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 6.08 Taxes. Each of the Company and the Restricted Subsidiaries has filed all Federal, state and other material tax returns which are required to be filed under any law applicable thereto except such returns as to which the failure to file, singly or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, and has paid, or made provision for the payment of, all Taxes shown to be due pursuant to said returns or pursuant to any assessment received by the Company or any of the Restricted Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or as to which the failure to pay, singly or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 6.09 Other Credit Agreements. Schedule 7.14 (Existing Indebtedness), Schedule 7.15 (Existing Guarantees) and Schedule 7.16 (Existing Liens) contain complete and correct lists, as of the Effective Date, of all credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees and other instruments presently in effect (including Capitalized Lease Obligations) providing for, evidencing, securing or otherwise relating to any Indebtedness of the Company and the Restricted Subsidiaries in a principal or face amount equal to $1,000,000 or more and such lists correctly set forth the names of the debtor or lessee and creditor or lessor with respect to the Indebtedness outstanding or to be outstanding thereunder, the rate of interest or rentals, a description of any security given or to be given therefor, and the maturity or maturities or expiration date or dates thereof.

Section 6.10 Full Disclosure(a) . (a) None of the financial statements referred to in Section 6.04 or delivered or deemed delivered from time to time pursuant to this Credit Agreement, certificates or any other written statements delivered or deemed delivered by or on behalf of the Company or any Restricted Subsidiary to the Administrative Agent or any Lender contains, as of the date of this Credit Agreement, any untrue statement of a material fact nor do such financial statements, certificates and such other written statements, taken as a whole, omit to state a material fact necessary to make the statements contained therein not misleading.

(b) As of the Effective Date, to the best knowledge of the Company, the information included in each Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Credit Agreement is true and correct in all respects.

Section 6.11 No Default. After giving effect to the Transactions, none of the Company and the Restricted Subsidiaries is in default in the payment or performance or observance of any Contractual Obligation which default, either alone or in conjunction with all other such defaults, has had or is likely to have a Material Adverse Effect.

Section 6.12 Approval of Government, Regulatory Authorities and Third Parties. Except as set forth on Schedule 6.03 and other than any Non-Required Consents, no approval or consent of, or filing or registration with, (x) any Governmental Authority, (y) any League or (z) any other third party, in the case of this clause (z) pursuant to any Contractual Obligation governing Indebtedness for borrowed money or any other Contractual Obligation that is material to the Business of the Company or any of its Restricted Subsidiaries, is required in connection with (a) the execution, delivery and performance by, or enforcement against, any Loan Party of any Loan Document to which it is a party, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) other than applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the exercise of creditors’ rights generally or principles of equity (which shall exclude any law, rule or regulation that is applicable to the Company and its Subsidiaries or the Loan Documents solely because such law, rule or regulation is part of a regulatory regime applicable to the Company or any of its Restricted Subsidiaries due to their specific assets or business), the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. All approvals, consents, filings, registrations or other actions described in Schedule 6.03 have been duly obtained, taken, given or made and are in full force and effect (other than as set forth in Schedule 6.03).

Section 6.13 Binding Agreements. This Credit Agreement constitutes, and each other Loan Document when executed and delivered will constitute, the legal, valid and binding obligations of each of the Loan Parties which is a party thereto, enforceable in accordance with their respective terms (except for limitations on enforceability under bankruptcy, reorganization, insolvency and other similar laws affecting creditors’ rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equitable principles).

Section 6.14 Collective Bargaining Agreements Except as set forth in Schedule 6.14, as of the Effective Date, there are no collective bargaining agreements between the Company or the Restricted Subsidiaries and any trade or labor union or other employee collective bargaining agent.

Section 6.15 Investments. Schedule 6.15 contains a complete and correct list, as of the Effective Date, of all Investments (other than any Investments in cash and Cash Equivalents) of the Company and the Restricted Subsidiaries (other than any Investments in other Restricted Subsidiaries) in excess of $5,000,000, showing the respective entity (or group thereof) in which each such Investment has been made.

Section 6.16 [Reserved.]

Section 6.17 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent (or the Collateral Agent as applicable) for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Holdings Entity Permitted Liens and Liens permitted by Section 7.16) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed as contemplated hereby and by the Collateral Documents, no filing or other action is necessary to perfect or to continue the perfection of such Liens.

Section 6.18 Maintenance of Insurance. The Company and its Restricted Subsidiaries shall maintain with financially sound and reputable insurance companies that are not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

Section 6.19 Subordinated Debt. The Loan Documents and all Obligations evidenced thereby constitute the “Senior Debt” and the “Designated Senior Debt” with respect to all subordinated Indebtedness of the Company and its Restricted Subsidiaries.

Section 6.20 ERISA Compliance. (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except where such non-compliance would not result or reasonably be expected to result in a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the actual knowledge of a senior executive of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification, except, in each case, where the absence or loss of such qualification would not result or reasonably be expected to result in a Material Adverse Effect. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except where any failure to make the required contributions would not result or reasonably be expected to result in a Material Adverse Effect.

(b) There are no pending or, to the actual knowledge of a senior executive of the Company, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules of ERISA or the Code with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) (i) No Termination Event has occurred or is reasonably expected to occur; (ii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) to the knowledge of the Company or its ERISA Affiliates, neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, which, in each case under this Section 6.20(c), such event or condition, together with all other such events or conditions, if any, has resulted or would reasonably be expected to result in a Material Adverse Effect.

Section 6.21 Environmental Compliance. The Company and its Restricted Subsidiaries are in compliance with all applicable Environmental Laws and the Company has no pending, or to the knowledge of the Company, threatened environmental claims, except to the extent that any potential non-compliance with Environmental Laws, any such claims would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.22 Intellectual Property, Licenses, Etc. (a) The Company and its Restricted Subsidiaries own or have sufficient rights to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other Intellectual Property that is used, held for use in, or otherwise reasonably necessary for the operation of their business, and (b) to the knowledge of the Company, the Company, the Restricted Subsidiaries and the operation of their respective businesses do not infringe, misappropriate or otherwise violate the Intellectual Property of any third party, in each case of clauses (a) and (b), except as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.23 Compliance Matters. As of the Effective Date, (a) after giving effect to the Transactions, the Company is in compliance with the provisions of this Credit Agreement on a pro forma basis, and (b) no Default or Event of Default has occurred and is continuing.

Section 6.24 Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries, and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

The Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Anti-Corruption Laws and Sanctions. The Company has not requested any Borrowing, and will not use, and provides that its Subsidiaries and its or their respective directors, officers, employees and agents will not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any other manner that would result in the violation of any Sanctions applicable to any party hereto. None of (a) the Company or any Subsidiary or (b) to the knowledge of the Company, any of their respective directors, officers or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by the Credit Agreement will result in a violation by the Loan Parties of Anti-Corruption Laws or applicable Sanctions.

Section 6.25 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 6.26 Certain Agreements. Each of the Media Rights Agreements Amendments, the Upside Sharing Documents, the New Warrants Documents, the Mutual Release Agreement (each as defined in the Transaction Support Agreement) and the Investor Agreement that is required to be entered into or amended, as applicable, pursuant to the terms of the Transaction Support Agreement, is in full force and effect.

ARTICLE VII

COVENANTS OF THE COMPANY

AND THE RESTRICTED SUBSIDIARIES

From the Effective Date and until the payment in full of all Obligations hereunder, and the performance of all other Obligations of the Company under the Loan Documents, each of the Loan Parties (other than the Holdings Entities) and, with respect to Sections 7.10, Section 7.18, and 7.29, each of the Holdings Entities, agrees that:

A. Informational Covenants:

Section 7.01 Financial Statements and Other Information. The Company will deliver to the Administrative Agent and each Lender:

(a) Commencing on the Effective Date, as soon as available and in any event within 60 days after the end of each of the first three Quarters of each fiscal year of Holdings: (A) consolidated statements of operations of Holdings and its consolidated Subsidiaries, taken together, for such Quarter and for the period from the beginning of such fiscal year to the end of such Quarter (all prepared in accordance with GAAP), (B) the related consolidated balance sheets and consolidated cash flow statements of Holdings and its consolidated Subsidiaries, taken together, as at the end of such Quarter (which financial statements (other than statements of cash flows) shall set forth in comparative form the corresponding figures as at the end of and for the corresponding preceding fiscal year) (all prepared in accordance with GAAP), (C) if Sphere Entertainment is no longer filing periodic reports with the SEC that include Holdings’ business as a financial reporting segment, an accompanying management’s discussion and analysis, (D) commencing with the Quarter ending June 30, 2025, hold quarterly informational conference calls with the Lenders; provided that such conference calls shall not be required as long as (x) Holdings has registered or publicly traded equity securities outstanding or (y) (i) Holdings is a direct wholly owned Subsidiary of Sphere Entertainment, (ii) Sphere Entertainment has registered or publicly traded equity securities outstanding, and (iii) Sphere Entertainment holds a public quarterly earnings call that includes a discussion of the results of the financial reporting segment that includes the business of Holdings and its consolidated Subsidiaries, and (E) a certificate in the form of Exhibit C-1 of a senior officer of the Company certifying such financial statements as fairly presenting the financial condition and results of operations of the respective entities covered thereby in accordance with GAAP, excluding accompanying footnotes to the consolidated financial statements and subject, however, to year-end and audit adjustments, which certificate shall include a statement that the senior officer signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.

(b) As soon as available and in any event within 120 days after the end of each fiscal year of Holdings commencing with the fiscal year ending December 31, 2025: (A) consolidated statements of operations of the Holdings and its consolidated Subsidiaries, taken together, for such fiscal year (all prepared in accordance with GAAP), (B) the related consolidated balance sheets and cash flow statements of Holdings and its consolidated Subsidiaries, taken together, as at the end of such fiscal year (which financial statements (other than cash flow statements) shall set forth in comparative form the corresponding figures as at the end of and for the preceding fiscal year) (all prepared in accordance with GAAP), (C) if Sphere Entertainment is no longer filing periodic reports with the SEC that include Holdings’ business as a financial reporting segment, an accompanying management’s discussion and analysis, (D) commencing with the year ending December 31, 2025, hold annual informational conference calls with the Lenders; provided that such conference calls shall not be required as long as (x) Holdings has registered or publicly traded equity securities outstanding or (y) (i) Holdings is a direct wholly owned Subsidiary of Sphere Entertainment, (ii) Sphere Entertainment has registered or publicly traded equity securities outstanding, and (iii) Sphere Entertainment holds a public quarterly earnings call that includes a discussion of the results of the financial reporting segment that includes the business of Holdings and its consolidated Subsidiaries, (E) an opinion of a Registered Public Accounting Firm of nationally recognized standing selected by the Company and reasonably acceptable to the Required Lenders as to said consolidated financial statements of Holdings and its consolidated Subsidiaries, (F) a certificate in the form of Exhibit C-2 of a senior officer of the Company certifying that such financial statements fairly present the financial condition and results of operations of the respective entities covered thereby as of the end of and for such fiscal year, respectively, in accordance with GAAP, which certificate shall include a statement that the senior officer signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.

(c) As soon as available, and in any event no later than 90 days after the commencement of each fiscal year of the Company (beginning with fiscal year 2026), the budget of Holdings and its consolidated Subsidiaries by fiscal quarter for the following fiscal year in the form approved by the Board of Directors.

(d) Promptly after their becoming available, copies of all financial statements and reports which any Holdings Entity, the Company or any Restricted Subsidiary shall have sent to public shareholders generally (other than tax returns unless specifically requested under Section 7.01(h)), copies of financial statements and reports which the Company shall have sent to the holders of any Indebtedness specified in Schedule 7.14, to the extent such statements and reports contain information relating to the designation of the Company’s Subsidiaries as “restricted subsidiaries” under the Debt Instruments governing any such Indebtedness, and to the calculation of financial ratios thereunder and copies of all regular and periodic reports, if any, which any Holdings Entity, the Company or any Restricted Subsidiary shall have filed with the SEC, or any governmental agency substituted therefor, or with any national securities exchange.

(e) Within seven days after the delivery of the financial statements referred to in Section 7.01(a) and (b), a Compliance Certificate, duly completed signed by a senior officer of the Company and setting out, in reasonable detail, a calculation of the Consolidated Cash Balance (including any deductions therefrom pursuant to the definition thereof) as of the last day of the last fiscal quarter included in such financial statements (and a calculation of any resulting mandatory prepayment required pursuant to Section 2.05(b)(iii)). Each Compliance Certificate shall also include (i) the estimated aggregate number of subscribers for the applicable quarter based on the reports received by the Company from affiliates (to the extent actually provided), and determined in a manner consistent with the Company’s methodology for estimating and reporting subscriber numbers for such period in Sphere Entertainment’s public reporting and (ii) the estimated average aggregate number of monthly and annual subscribers subscribing to the Company’s direct-to-consumer platform MSG+ for the applicable quarter determined in a manner consistent with the Company’s methodology for estimating and reporting subscriber numbers in Sphere Entertainment’s public reporting.

(f) As soon as practicable and in any event within ten days after any senior executive of the Company or any Restricted Subsidiary or of any general partner of any Restricted Subsidiary shall have obtained knowledge of the occurrence of a Default, a statement describing such Default and the action which is proposed to be taken with respect thereto.

(g) As soon as practicable and in any event within ten days after any senior executive of the Company or any Restricted Subsidiary or of any general partner of any Restricted Subsidiary shall have obtained knowledge of (x) the occurrence of, or any material development in respect of, any Proceeding before any courts, arbitrators or Governmental Authority against it or, to its knowledge, otherwise affecting it or any of its respective properties or assets, except Proceedings which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (y) any material Labor Dispute affecting the Company or a Restricted Subsidiary, a statement describing such Proceeding or Labor Dispute, as the case may be.

(h) From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of the Company or any of the Restricted Subsidiaries as the Administrative Agent or any Lender, through the Administrative Agent, may reasonably request.

(i) Within seven days after the delivery of the financial statements referred to in Section 7.01(a) and (b), a list of any newly formed or acquired Restricted Subsidiaries and any Unrestricted Subsidiaries redesignated as Restricted Subsidiaries.

(j) Promptly, notice of any change in the information provided in any Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification.

(k) At any time that the Company is not Controlled by a Person that files reports with the SEC, promptly following any reasonable request therefor, copies of any detailed audit reports of the Company or any Restricted Subsidiary by independent accountants in connection with an audit of the accounts or books of the Company or such Restricted Subsidiary, in each case to the extent previously delivered to the Company or such Restricted Subsidiary and in each case to the extent that the Company or such Restricted Subsidiary is not prohibited from providing such report by applicable Laws or previously existing obligations to a third party.

Documents or information required to be delivered pursuant to this Section 7.01 (to the extent any such documents or information are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date on which (x) Sphere Entertainment files quarterly reports on Form 10-Q and annual reports on Form 10-K, as applicable, with the SEC and (y) the Company delivers unaudited consolidating balance sheets and statements of operations reflecting the results of Holdings and its consolidated Subsidiaries on a stand-alone basis certified by a senior officer of the Company; provided that: (A) the Company shall deliver electronic copies of such documents to the Administrative Agent and any Lender that requests such and the Company will deliver paper copies upon a written request given by the Administrative Agent or such Lender and (B) the Company shall notify the Administrative Agent, each Lender (by facsimile or electronic mail) of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents, and the requirement that the Company hold quarterly informational conference calls with Lenders pursuant to Section 7.01(a) and (b) shall be satisfied by a public quarterly earnings call by Sphere Entertainment. Notwithstanding anything contained herein, in every instance the Company shall be required to provide electronic copies of the Compliance Certificates required by Section 7.01(e) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company represents and warrants that it, its controlling Person and any Subsidiary, in each case, if any, either (i) has no registered or publicly traded securities outstanding or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its Rule 144A securities, and, accordingly, the Company hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 7.01 above, along with the Loan Documents, available to Public Lenders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Company will not request that any other material be posted to Public Lenders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Company has no outstanding publicly traded securities, including Rule 144A securities. Notwithstanding anything herein to the contrary, in no event shall the Company request that the Administrative Agent make available to Public Lenders budgets or any certificates, reports or calculations with respect to the Company’s compliance with the covenants contained herein.

B. Affirmative Covenants:

Section 7.02 Taxes and Claims. Each of the Company and the Restricted Subsidiaries will pay and discharge all Taxes imposed upon it or upon its income or profits, or upon any properties or assets belonging to it, and all other lawful claims which, if unpaid, could be reasonably expected to become a Lien (other than Permitted Liens) upon the property of the Company or any of the Restricted Subsidiaries except where a failure to do so, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, provided that none of the Company and the Restricted Subsidiaries shall be required to pay any such Tax, fee or other claim as to which the Company and the Restricted Subsidiaries have a good faith basis to believe is not due and owing and, to the extent then appropriate, the payment thereof is being contested in good faith and by proper proceedings, provided that it maintains adequate reserves in accordance with GAAP with respect thereto.

Section 7.03 Insurance. Each of the Company and the Restricted Subsidiaries will maintain insurance issued by financially sound and reputable insurance companies with respect to its properties and business in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Company or such Restricted Subsidiary operates. The Company will furnish to any Lender, upon the request of such Lender from time to time, full information as to the insurance maintained in accordance with this Section 7.03.

Section 7.04 Maintenance of Existence; Conduct of Business. Each of the Company and the Restricted Subsidiaries will preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, and all of its rights, privileges, permits, licenses approvals and franchises, except (i) where a failure to do so, singly or in the aggregate, is not likely to have a Material Adverse Effect or (ii) pursuant to a Permitted Restricted Subsidiary Transaction.

Section 7.05 Maintenance of and Access to Collateral. Each of the Company and the Restricted Subsidiaries will maintain, preserve and protect the Collateral in good working order and condition, ordinary wear and tear excepted, except where a failure to do so, singly or in the aggregate, is not likely to be materially adverse to the interests of the Lenders, and will permit representatives of the Lenders to visit and inspect such properties, and to examine and make extracts from its books and records, during normal business hours.

Section 7.06 Compliance with Applicable Laws. (a) Each of the Company and the Restricted Subsidiaries will comply with the requirements of all applicable Laws (including but not limited to Environmental Laws and ERISA) and all orders, writs, injunctions and decrees of any Governmental Authority a breach of which is likely to have, singly or in the aggregate, a Material Adverse Effect, except where contested in good faith and by proper proceedings if it maintains adequate reserves in accordance with GAAP with respect thereto.

(b) Each Loan Party will, and will cause each of their respective Subsidiaries to, conduct their businesses in compliance in all material respects with all applicable Anti-Corruption Laws and Sanctions. The Company will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 7.07 [Reserved].

Section 7.08 Subsidiaries. (a) As of the Effective Date, all Subsidiaries of the Company (other than those set forth on Schedule 6.02(ii)) shall be deemed to be Restricted Subsidiaries. Any New Subsidiary acquired or formed by the Company shall be deemed a Restricted Subsidiary.

(b) The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Credit Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default then exists or would occur as a consequence of any such Subsidiary Redesignation, and (ii) the Company shall have delivered to the Administrative Agent an officer’s certificate executed by a senior executive, certifying to the best of such officer’s knowledge, compliance with the requirement of preceding clause (i).

Section 7.09 [Reserved].

Section 7.10 Covenant to Guarantee Obligations and Give Security. Upon (x) the formation or acquisition of any new Holdings Entity or any direct or indirect wholly-owned Subsidiary by any Loan Party or (y) the acquisition of any property not constituting an Excluded Asset by any Loan Party if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Company shall, at the Company’s expense:

(a) within thirty (30) days after such Subsidiary being formed or acquired (as such date may be extended by the Administrative Agent in its reasonable discretion), cause such Holdings Entity or Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Company’s obligations under the Loan Documents,

(b) within thirty (30) days after such property being acquired (as such date may be extended by the Administrative Agent in its reasonable discretion), furnish to the Administrative Agent a description of the personal properties of such Holdings Entity or Subsidiary or such newly-acquired property, in detail reasonably satisfactory to the Administrative Agent,

(c) within thirty (30) days after (x) such Subsidiary being formed or acquired or (y) such property being acquired (in each case, as such date may be extended by the Administrative Agent in its reasonable discretion), cause such Holdings Entity or Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent Supplemental Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (or in substantially the form attached to the Security Agreement, if applicable) (including delivery of all Pledged Equity Interests in and of the Company or such Subsidiary), and

(d) within thirty (30) days after (x) such Subsidiary being formed or acquired or (y) such property being acquired (in each case, as such date may be extended by the Administrative Agent in its reasonable discretion), cause such Holdings Entity or Subsidiary (if it has not already done so) to take any actions required under the Security Agreement (including the filing of UCC financing statements) as may be reasonably requested by the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties subject to the Supplemental Collateral Documents delivered pursuant to this Section 7.10;

provided, that with respect to after-acquired property of any Loan Party as to which an effective Uniform Commercial Code financing statement is on file in the appropriate jurisdiction and which does not constitute deposit or securities accounts (as to which the provisions above shall be applicable), such Loan Party may satisfy the requirements of this Section 7.10 at the time of delivery of the next certificate required pursuant to Section 7.01(b).

Section 7.11 Books and Records. The Company and the Restricted Subsidiaries shall maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied.

Section 7.12 [Reserved].

Section 7.13 Further Assurances and Post-Closing Matters.

(a) The Company shall, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (w) carry out more effectively the purposes of the Loan Documents, (x) to the fullest extent permitted by applicable Law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (y) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (z) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries, to the extent applicable, to do so.

(b) To the extent any such items have not been delivered as of the Effective Date, within 30 days after the Effective Date (as such time period may be extended from time to time by the Administrative Agent), the applicable Loan Party shall deliver to the Collateral Agent, (x) the Securities Account Control Agreements and the Deposit Account Control Agreements, as referred to in the Security Agreement, duly executed by the applicable parties thereto and (y) updated insurance certificates and endorsements naming the Collateral Agent as additional insured or mortgagee and lender loss payee (in accordance with customary practice in the jurisdiction where the applicable insurance policy is maintained) under the insurance policies of the Holdings Entities, the Company and their respective Subsidiaries.

C. Negative Covenants:

Section 7.14 Indebtedness. Neither the Company nor any of its Restricted Subsidiaries will create, incur or suffer to exist any Indebtedness except:

(i) Indebtedness hereunder;

(ii) [reserved];

(iii) obligations under or in respect of (A) interest rate Swap Contracts up to an aggregate notional principal amount not to exceed at any time an amount equal to the aggregate principal amount of the Term Loans outstanding at such time, and (B) Swap Contracts entered into to hedge existing or anticipated foreign exchange or commodity price exposure not for speculative purposes;

(iv) Guarantees and letters of credit permitted by Section 7.15;

(v) (A) Indebtedness of the Company owed to any Guarantor and Indebtedness of any Guarantor owed to the Company or any other Guarantor, and (B) Indebtedness of the Company or any Restricted Subsidiary owed to any Restricted Subsidiary which is not a Guarantor; provided that such Indebtedness under this clause (B) shall be unsecured and subordinated to the Obligations pursuant to the Master Subordinated Intercompany Note; provided further that the aggregate principal amount of any Indebtedness of any Holdings Entity owed to the Company or any of its Restricted Subsidiaries pursuant to this clause (v) shall not exceed the amount of Permitted Restricted Payments permitted to be made by the Company to such Holdings Entity (and any such Indebtedness shall reduce the amount of Permitted Restricted Payments that could otherwise be made on a dollar-for-dollar basis);

(vi) Indebtedness issued and outstanding on the Effective Date to the extent set forth on Schedule 7.14 and any renewals, extensions or refundings thereof in a principal amount not to exceed the amount so renewed, extended or refunded;

(vii) other unsecured Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness for borrowed money) in an aggregate amount at any time outstanding of up to $2,500,000;

(viii) Indebtedness constituting an Investment permitted under Section 7.17 provided that any Indebtedness of a Loan Party owed to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations pursuant to the Master Subordinated Intercompany Note;

(ix) [reserved];

(x) Indebtedness of the Company and its Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations and purchase money security interests, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any extension or renewal thereof; provided that (A) such Indebtedness is incurred prior to, or within 180 days after, such acquisition or the completion of such construction or improvement (provided, that the Administrative Agent shall extend such original 180 day period by an additional 180 days upon its receipt of a written extension request from the Company), and (B) the aggregate principal amount of outstanding Indebtedness permitted by this paragraph (x) shall not at any time exceed $2,500,000;

(xi) Indebtedness arising from netting services, overdraft protection, cash management services, endorsements or instruments and other items for deposit in the ordinary course of business;

(xii) Indebtedness of the Company or its Restricted Subsidiaries (“Permitted Junior Debt”); provided, that:

(1)

such Indebtedness is unsecured or if secured, shall be secured only Liens on the Collateral that are junior to the Liens on the Collateral securing the Obligations pursuant to a “silent” junior lien intercreditor agreement reasonably satisfactory to the Administrative Agent;

(2)	such Indebtedness shall not have any cash-pay interest or fees payable prior to the payment in full of the Obligations (excluding customary expense reimbursement provisions);

(3)	such Indebtedness is subordinated in right of payment to the Obligations, subject to subordination provisions that are reasonably acceptable to the Administrative Agent;

(4)

the weighted average life to maturity of such Indebtedness shall be no shorter than the weighted average life to maturity of the Term Loans and the final maturity date of such Indebtedness shall be no earlier than 91 days after the Maturity Date; and

(5)

the outstanding principal of all such Indebtedness shall not at any time exceed $50,000,000 (excluding any accrued and unpaid interest that is payable in kind be being capitalized and added to the outstanding principal balance of such Indebtedness pursuant to the terms thereof).

(xiii) Indebtedness consisting of the financing of insurance premiums or (ii) take-or-pay obligations of the Company or any of the Restricted Subsidiaries contained in supply arrangements, in each case, in the ordinary course of business; and

(xiv) any earnout obligation that comprises a portion of the consideration for an acquisition permitted hereunder.

Section 7.15 Contingent Liabilities. Neither the Company nor any Restricted Subsidiary will, directly or indirectly (including by means of causing a bank to open a letter of credit), guarantee, endorse, contingently agree to purchase or to furnish funds for the payment or maintenance of, or otherwise be or become contingently liable upon or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or guarantee the payment of dividends or other distributions upon the stock or other ownership interests of any Person, or agree to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or to assure a creditor against loss (all such transactions being herein called “Guarantees”, and each individually a “Guarantee” ), except:

(i) the Guarantees in Article IV;

(ii) endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

(iii) the Guarantees described in Schedule 7.15;

(iv) Guarantees by the Company or one or more of the Guarantors of Indebtedness or other obligations (such other obligations incurred in the ordinary course of business) of the Company or another Guarantor (other than any Holdings Entity), but only if such Indebtedness or other obligations are not prohibited by this Credit Agreement;

(v) other Guarantees, including, without duplication, surety bonds, by the Company or one or more Guarantors, provided that the outstanding aggregate amount of the obligations guaranteed does not exceed $2,000,000 at any time;

(vi) Capitalized Lease Obligations to the extent they constitute Guarantees by reason of having been assigned by the lessor to a lender to such lessor (provided that the obligors in respect of such Capitalized Lease Obligations do not increase their liability by reason of such assignment);

(vii) [reserved];

(viii) Guarantees which would constitute Investments which are not prohibited by Section 7.17 or which if incurred directly by the Company or any Restricted Subsidiary would constitute Indebtedness permitted by Section 7.14;

(ix) obligations under contracts providing for the acquisition of or provision of goods or services (including leases or licenses of property) incurred in the ordinary course of business for which the Company or any of its Restricted Subsidiaries may be jointly and severally liable with other Subsidiaries of the Company as to which costs are allocated (as among the Company and its Subsidiaries) based on cost, usage or other reasonable method of allocation; provided that the undertaking of such liabilities are not intended as a guaranty or other credit support of such obligations;

(x) any Guarantee by the Company of any obligation to the extent such obligation can be satisfied (at the option of the Company) by the delivery of common stock of Sphere Entertainment;

(xi) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of the Company or any Restricted Subsidiary securing performance by such Person of activities otherwise permissible hereunder; and

(xii) any Guarantee by the Company or a Restricted Subsidiary of the obligations or Indebtedness of Gotham; provided that the aggregate amount of all such Guarantees, when combined with the aggregate amount of Investments in Gotham outstanding pursuant to Section 7.17(b), does not exceed $8,000,000.

Section 7.16 Liens. Neither the Company nor any Restricted Subsidiary will create or suffer to exist, any mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance upon any of its assets, in each case now owned or hereafter acquired, securing any Indebtedness or other obligation (all such security being herein called “Liens”), except:

(i) Liens on property securing Indebtedness owed to the Company or any Guarantor;

(ii) purchase money mortgages or Liens, Liens securing Capitalized Lease Obligations or other Indebtedness for the deferred acquisition price of property or services to the extent such Liens attach solely to the property acquired with or subject to such Indebtedness and Liens consisting of precautionary filings by lessors under operating leases to the extent such Liens attach solely to (and such filings solely cover) leased property;

(iii) Liens securing all of the Obligations of the Company and the Restricted Subsidiaries hereunder (including, for the avoidance of doubt, Liens in favor of a Hedge Bank in connection with a Secured Hedge Agreement and Liens in favor of a Cash Management Bank in connection with a Secured Cash Management Agreement);

(iv) Permitted Liens;

(v) other Liens on property in effect on the Effective Date to the extent set forth on Schedule 7.16;

(vi) Liens on cash consisting of pledges to, deposits with or advances to announcers, broadcasters, on-air talent, promoters, producers or other third parties in connection with the development, booking, production, broadcast, promotion, execution, staging or presentations of shows, events or other entertainment activities or related merchandising, concessions or licensing;

(vii) Liens on cash, Cash Equivalents, and other funds or securities on deposit or maintained with a depository institution, broker-dealer, securities or commodities broker or other financial intermediary, in each case arising in the ordinary course of business;

(viii) Liens on the Collateral to secure Indebtedness permitted by Section 7.14(xii), subject to the provisions thereof with respect to secured Indebtedness; and

(ix) other Liens not otherwise permitted by this Section 7.16 (other than Liens securing Indebtedness for borrowed money) securing obligations permitted under this Credit Agreement, so long as (x) such Liens are junior to the Liens securing the Obligations and (y) the aggregate outstanding principal amount of the obligations secured by such Liens do not exceed (as to the Company and all Restricted Subsidiaries) at any one time outstanding $2,500,000.

Notwithstanding anything to the contrary in this Credit Agreement, neither the Company nor any Restricted Subsidiary will create, permit or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance, in each case, securing Indebtedness upon or with respect to any telecast agreement, license or other contractual right to the local telecast rights to exhibit any games of any Team, in each case to the extent not constituting Collateral, other than (1) Permitted Liens and (2) purchase money obligations in an aggregate outstanding principal amount of up to $2,500,000.

Section 7.17 Investments. Neither the Company nor any Restricted Subsidiary will, directly or indirectly, (i) make any advances, loans, accounts receivable (other than (x) accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary and (y) accounts receivable owing to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary) or other extensions of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or capital contributions to or capital investments in (by means of transfers of property to others, or payments for property or services for the account or use of others, or otherwise) any Person (other than the Company or any Guarantor)), (ii) purchase or own any stocks, bonds, notes, debentures or other securities (including any interests in any partnership, joint venture or any similar enterprise) of, or any bank accounts with any Person (other than the Company or any Guarantor), or (iii) purchase or acquire (in one transaction or a series of transactions) assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person (other than the Company or any Guarantor) (all such transactions referred to in clauses (i), (ii) and (iii) being herein called “Investments”), except for (a) Permitted Investments, (b) Investments in Gotham to fund liquidity needs as reasonably determined by the Board of Managers of Gotham so long as (i) no Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Investment, (ii) the aggregate amount of all such Investments made pursuant to this clause (k), when combined with the aggregate amount of Guarantees outstanding pursuant to Section 7.15(xii), shall not exceed $8,000,000, and (c) other Investments (which shall include the formation of any New Subsidiary that becomes a Guarantor) in an aggregate amount not to exceed $5,000,000 so long as no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Investment.

Section 7.18 Restricted Payments. The Holdings Entities, the Company and each Restricted Subsidiary will not, directly or indirectly, make or declare any Restricted Payment at any time other than (x) Permitted Restricted Payments and (y) Restricted Payments to the holders of the Company’s “Contingent Interest Units”, in accordance with the terms of the Second Amended and Restated Limited Partnership Agreement of the Company as in effect immediately after the CIU Exchange (as defined in the Amendment and Restated Agreement) (including, for the avoidance of doubt, any “Withholding Advances” (as such term is defined in the Second Amended and Restated Limited Partnership Agreement of the Company) pursuant to Section 4.2 of the Second Amended and Restated Limited Partnership Agreement of the Company or any tax indemnification payments pursuant to Section 9.6 of the Second Amended and Restated Limited Partnership Agreement of the Company).

Section 7.19 Business. Neither the Company nor any Restricted Subsidiary (but excluding any other Affiliate of the Company) shall directly engage in any material line of business substantially different from those lines of business conducted by the Company and its Restricted Subsidiaries on the Effective Date, other than any business reasonably related or incidental, complementary or ancillary thereto or a reasonable extension thereof (including any sports, media, advertising, internet or entertainment business) (collectively, the “Business”).

Section 7.20 Transactions with Affiliates. Neither the Company nor any Restricted Subsidiary will effect any transaction with any of its Affiliates that is not a Restricted Subsidiary on a basis less favorable to the Company or such Restricted Subsidiary than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party other than (a) overhead and other ordinary course allocations of costs and services, in each case under this clause (a), on a reasonable basis, (b) [reserved], (c) Cablevision Spin Agreements, MSG Spin Agreements and agreements and arrangements set forth on Schedule 7.20 and amendments, renewals and extensions thereof on terms not materially less favorable in the aggregate to the interests of the Lenders than those in existence as of the date of this Credit Agreement, (d) [reserved], (e) Permitted Restricted Subsidiary Transactions, (f) Restricted Payments permitted under Section 7.18, (g) Guarantees of Indebtedness of any Holdings Entity by the Company that are permitted under Sections 7.14 and 7.15, and (h) transactions involving property or assets having an aggregate fair market value of no greater than $1,000,000 during the entire term of the Facilities.

Section 7.21 Amendments of Certain Instruments. Neither the Company nor any Restricted Subsidiary will (a) modify or supplement, or consent to any waiver of any of the provisions of, any Debt Instrument governing any Indebtedness permitted under Section 7.14(vi), except to the extent, after giving effect thereto, that such Indebtedness could be incurred on such modified or supplemented terms by the Company or a Restricted Subsidiary on the effective date of the modification, supplement or consent, (b) amend, modify or supplement any of the provisions of its certificate of incorporation or by-laws or other constitutive documents other than amendments that would not be materially adverse to the interests of the Lenders, (c)(i) terminate any Media Rights Agreement (if any) or enter into or consent to any amendment, modification or arrangement with respect to any Media Rights Agreement, in each case, having the effect of, (A) terminating or shortening the tenor of any such agreement to less than the earlier of (x) 180 days after the latest Maturity Date then in effect or (y) the tenor of such Media Rights Agreement as in effect on the Effective Date or (B) making the terms or conditions non-arm’s length or (ii) amend, or otherwise agree in any manner to any other amendment, modification or change, in each case, of the terms or conditions of any Media Rights Agreement if doing so, taken as a whole, would be materially adverse to the interests of the Lenders, (d) amend, or otherwise agree in any manner to any other amendment, modification or change, in each case, of the terms or conditions of the Allocation Agreement if doing so, taken as a whole, would be materially adverse to the interests of the Lenders or (e) directly or indirectly repay, prepay, repurchase, redeem, or otherwise acquire or retire any Permitted Junior Debt, or enter into any consent, amendment or modification that has the effect of permitting any such repayment, prepayment, repurchase, redemption, acquisition or retirement of such Permitted Junior Debt, in each case, in contravention of the requirements of Section 7.14(xii) with respect to such Permitted Junior Debt, including any subordination agreement applicable thereto.

Section 7.22 Issuance of Stock. The Company will not permit any Restricted Subsidiary to issue any shares of stock or other ownership interests in such Restricted Subsidiary if, after giving effect thereto, the percentage of the ownership interests in such Restricted Subsidiary held by the Company and the Restricted Subsidiaries immediately prior to such issuance would be decreased.

Section 7.23 Fundamental Changes. Neither the Company nor any Restricted Subsidiary shall merge, dissolve, liquidate, consolidate with or into another Person (collectively “Merge”), or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company and its Restricted Subsidiaries, taken as a whole, to or in favor of any Person, except that any Restricted Subsidiary may enter into a Permitted Restricted Subsidiary Transaction.

Section 7.24 Dispositions. Neither the Company nor any Restricted Subsidiary shall make any Disposition or enter into any agreement to make any Disposition except:

(i) Dispositions between and among the Loan Parties;

(ii) any Disposition that results in the concurrent or substantially concurrent repayment in full in cash and termination of this Credit Agreement;

(iii) to the extent constituting Dispositions, Investments permitted pursuant to Section 7.17 (other than by reference to transactions permitted under Section 7.24) and Restricted Payments permitted pursuant to Section 7.18 (other than by reference to transactions permitted under Section 7.24); and

(iv) other Dispositions; provided that (A) the aggregate amount of all such Dispositions made in reliance on this Section 7.24(iv) shall not to exceed $5,000,000, (B) no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Disposition, (C) such Disposition is not and does not include a transfer or assignment of the Related Documents, (D) that any Disposition pursuant to this Section 7.24(iv) shall be for fair market value and (E) 100% of consideration received in respect of any such Disposition shall be the form of cash or Cash Equivalents.

Section 7.25 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) the fiscal quarter or fiscal year, except that upon not less than 10 Business Days’ prior notice, the Company may change its fiscal year end from December 31 to June 30.

Section 7.26 Negative Pledge. The Company shall not enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of the Collateral except (i) agreements in favor of the Secured Parties, (ii) agreements governing Indebtedness secured by Liens permitted under Section 7.16(ii) so long as such restrictions extend only to the property acquired with or subject to such Indebtedness, (iii) agreements in existence on the Effective Date and set forth on Schedule 7.26 including any renewals, extensions or replacements of such agreements on terms not materially less favorable to the interests of the Lenders than those in effect on the date of this Credit Agreement, and (iv) Contractual Obligations solely to the extent that the lessor, licensor or counterparty imposes a negative pledge with respect to the Contractual Obligation.

Section 7.27 Anti-Corruption Laws and Sanctions. The Company will not request any Borrowing, and the Company shall not use, and shall provide that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.28 Liability Management Transactions. Directly or indirectly (i) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any Equity Interests, (ii) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (iii) make or own any Investment in any other Person, (iv) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (v) convey, sell, lease or otherwise dispose of all or any part of its property or assets or to otherwise engage in any other activity, in each case, that is undertaken in connection with a Liability Management Transaction.

Section 7.29 Limitations on Certain Expenses. Commencing with the Measurement Period ending on September 30, 2025, the Applicable Expenses incurred and payable in cash by the Loan Parties during each Measurement Period may not exceed the Threshold Expense Amount.

D. Holdings Entities Covenants:

Section 7.30 Holdings Entities Covenants. The Holdings Entities shall not engage in any business or activity other than (a) the ownership of outstanding Equity Interests in other Holdings Entities, as applicable, and the Company, (b) maintaining their corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies including the Loan Parties, (d) the execution and delivery of documents (including the Loan Documents, the Cablevision Spin Agreements, the MSG Spin Agreements, the Investor Agreement and the Allocation Agreement) permitted under this Credit Agreement to which they are party and the performance of their obligations thereunder (including the Guarantees and pledge of Equity Interests under the Loan Documents) and (e) incidental to the businesses or activities described in clauses (a) through (d) of this Section.

Notwithstanding anything to the contrary set forth in this Article VII or elsewhere in this Agreement or any other Loan Document, (v) from and after the Effective Date, no formation or acquisition of any Foreign Subsidiary shall be permitted, (w) no Loan Party may contribute, sell, grant an exclusive license in respect of, or otherwise transfer, directly or indirectly, any Material Assets to an Unrestricted Subsidiary or a Restricted Subsidiary that is not a Loan Party, (x) no Unrestricted Subsidiary or a Restricted Subsidiary that is not a Loan Party may own or hold an exclusive license to any Material Assets or any Collateral, (y) from and after the Effective Date, no Investments in Unrestricted Subsidiaries shall be permitted and (z) no Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party may own or hold any Equity Interests or Indebtedness of, or any Lien on any property or assets of, any Loan Party or any Restricted Subsidiary.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default. Each of the following shall constitute an “Event of Default”:

(a) Any representation or warranty in this Credit Agreement or any other Loan Document or in any certificate, statement or other document furnished to the Lenders or the Administrative Agent pursuant hereto (including, without limitation, any amendment thereto), or any certification made or deemed to have been made by the Company or any Restricted Subsidiary to any Lender or the Administrative Agent hereunder, shall prove to have been incorrect, or shall be breached, in any material respect when made or deemed made; provided that any representation made pursuant to Section 5.02 in respect of the absence of any Default shall not constitute an Event of Default if (i) at the time of such representation, such Default was not known to a senior executive and (ii) prior to such Default, the absence of which is the subject of such representation, becoming an Event of Default, such Default has been cured or waived in accordance with this Credit Agreement; or

(b) Default in (x) the payment when due of any principal of any Loan, or (y) default in the payment when due of interest on any Loan or any fee due hereunder or any other amount payable to any Lender hereunder, and the failure to pay such interest, fee or such other amount within two Business Days after the same becomes due; or

(c) (i) Default by the Company or any of the Restricted Subsidiaries in the performance or observance of any of its agreements in Article VII hereof (other than Section 7.01 (excluding Section 7.01(f)), Section 7.02, Section 7.03, Sections 7.05 through 7.13 (inclusive), Section 7.17, Section 7.19, Section 7.20, and Section 7.24 or (ii) default by any of the Holdings Entities in the performance or observance of the requirements set forth in Section 7.30; or

(d) Default by the Company or any of the Restricted Subsidiaries in the performance or observance of any of its other agreements herein (other than those specified in Section 8.01(c)) or in any other Loan Document, which in each case shall remain unremedied for 30 days after notice thereof shall have been given to the Company by any Lender or the Administrative Agent (provided that such period shall be five days in the case of a default under Section 7.17); or

(e) Any Indebtedness of any of the Holdings Entities or the Company (including any Indebtedness hereunder) or any of the Restricted Subsidiaries in an aggregate principal amount of $10,000,000 or more, excluding (i) any Indebtedness owing solely to any Holdings Entity, the Company or a Restricted Subsidiary and (ii) any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which any Holdings Entity, the Company or such Restricted Subsidiary has a good faith basis to believe is not due and owing and, to the extent then appropriate, is contesting its obligation to pay the same in good faith and by proper proceedings and for which any Holdings Entity, the Company or such Restricted Subsidiary has established appropriate reserves (such Indebtedness under clauses (i) and (ii) above herein called “Excluded Indebtedness”), shall (i) become due before stated maturity by the acceleration of the maturity thereof by reason of default or (ii) become due by its terms and shall not be promptly paid or extended; or

(f) Any default under any indenture, credit agreement or loan agreement or other agreement or instrument under which Indebtedness of any of the Holdings Entities or the Company or any of the Restricted Subsidiaries constituting indebtedness for borrowed money in an aggregate principal amount of $10,000,000 or more is outstanding (other than Excluded Indebtedness), or by which any such Indebtedness is evidenced, shall have occurred and shall continue for a period of time sufficient to permit the holder or holders of any such Indebtedness (or a trustee or agent on its or their behalf) to accelerate the maturity thereof or to enforce any Lien provided for by any such indenture, agreement or instrument, as the case may be, unless such default shall have been permanently waived by the respective holder of such Indebtedness; or

(g) Any of the Holdings Entities or the Company or any of the Restricted Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent, (v) commence a voluntary case under any Debtor Relief Law (as now or hereafter in effect), (vi) file a petition seeking to take advantage of any Debtor Relief Law, (vii) acquiesce in writing to, or fail to controvert in a timely and appropriate manner, any petition filed against the Company or any Restricted Subsidiary in any involuntary case under any such Debtor Relief Law, or (viii) take any action for the purpose of effecting any of the foregoing; or

(h) A case or other proceeding shall be commenced, without the application, approval or consent of any of the Holdings Entities or the Company or any of the Restricted Subsidiaries, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment or debts of any of the Holdings Entities or the Company or any Restricted Subsidiary, the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Restricted Subsidiary or of all or any substantial part of its assets, or any other similar action with respect to such Holdings Entity or the Company or such Restricted Subsidiary under any Debtor Relief Law, and such case or proceeding shall continue undismissed, or unstayed and in effect, for any period of 30 consecutive days, or an order for relief against the Company or any Restricted Subsidiary shall be entered in an involuntary case under any Debtor Relief Law (as now or hereafter in effect); or

(i) (i) A judgment for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Restricted Subsidiary and such judgment shall remain unsatisfied and in effect for any period of 30 consecutive days without a stay of execution or (if a stay is not provided for by applicable law) without having been fully bonded, (ii) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and either (x) an enforcement proceeding shall have been commenced by any creditor upon such judgment or (y) such judgment remains undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days, provided that, the aggregate of all judgments exceeds $50,000,000 or (iii) any one or more non-monetary final judgments shall be rendered against the Company or any Restricted Subsidiary that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect; or

(j) Except as would not have a Material Adverse Effect, (i) Any Termination Event shall occur; (ii) any Person shall engage in any Prohibited Transaction involving any Plan; (iii) the Company or any ERISA Affiliate is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Company’s or any ERISA Affiliate’s complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan; (iv) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Plan; (v) a determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that any Multiemployer Plan to which the Company or any ERISA Affiliate contributes is in “endangered” or “critical status” within the meaning of Section 432 of the Code or Section 305 of ERISA; (vi) the Company or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Plan under Title IV of ERISA; (vii) a proceeding shall be instituted by a fiduciary of any Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or (viii) the assumption of, or any material increase in, the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or

(k) There occurs any Change of Control; or

(l) Any Collateral Document after delivery thereof pursuant to Sections 5.01 or 7.10 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.16) on a material portion of the Collateral covered thereby (other than as a result of the Administrative Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents or as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner), and such condition shall remain unremedied for a period of 30 days after the earlier of (i) knowledge of such Default by a senior executive of the Company and (ii) notice in writing thereof being given to the Company by any Lender or the Administrative Agent;

(m) Any Holdings Entity or the Company or any Restricted Subsidiary asserts or any Person obtains a judgment establishing that (i) any provision of the Loan Documents is invalid, not binding or unenforceable or (ii) the Lien created, or purported to be created, by the Loan Documents is not a valid and perfected first priority security interest in the property in which such Lien is created, or purported to be created, pursuant to the Loan Documents;

(n) Any Media Rights Agreement with respect to The New York Knicks or The New York Rangers expires, unless the Company and the applicable Team shall have entered into a new Media Rights Agreement not later than 60 days following such expiration; or

(o) Any Media Rights Agreement or any Material Affiliation Agreement is terminated as a result of a breach, default or event of default of the Company or any Restricted Subsidiary, unless (i) such breach, default or event of default is being contested by the Company or such Restricted Subsidiary in good faith or (ii) such Media Rights Agreement or any Material Affiliation Agreement is renewed or replaced within ninety (90) calendar days (or if longer and during the off-season of the applicable Team, prior to the first day of the next succeeding regular season of such Team in respect of the Media Rights Agreement of such Team).

Section 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable to any Lender hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

(iii) exercise on behalf of itself, the Lenders all rights and remedies available to it and such Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, to the extent due and payable, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and amounts owing under Secured Hedge Agreements and Secured Cash Management Agreements, and which have become due and owing, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Company or as otherwise required by Law.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, potential Hedge Bank and potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Company. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (c) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Company, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (c) it has, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement as a Lender, and to make, acquire or hold Loans hereunder and (d) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08 [Reserved].

Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel) and all other amounts due the Lenders and the Administrative Agent under Section 2.09 allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 9.10 Collateral and Guaranty Matters. Each Lender and each of the other Secured Parties irrevocably authorizes the Administrative Agent and the Collateral Agent to, and the Administrative Agent and the Collateral Agent each hereby agrees with the Company:

(a) to release any Lien on any Collateral and any other property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon payment in full in cash of all Obligations (other than contingent indemnification obligations), (ii) that is the subject of a Disposition or other transfer to a Person that is not a Loan Party permitted under and accomplished in accordance with the terms of this Credit Agreement, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01; and

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (and for the avoidance of doubt, no such release shall be effective if such Person ceases to be a Subsidiary as a result of a Liability Management Transaction).

Upon request by the Company or the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Section 9.11 Credit Bidding(a) . The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Credit Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Credit Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Credit Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01 of this Credit Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 9.12 Certain ERISA Matters(b) . (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Credit Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Credit Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(c) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Administrative Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Loan Document or any documents related to hereto or thereto).

(d) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, this Credit Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans for an amount less than the amount being paid for an interest in the Loans by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 9.13 Erroneous Payments(e) . (a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.13 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Loan Party.

(d) Each party’s obligations under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 9.14 Company Communications.

(a) The Administrative Agent and the Lenders agree that the Company may, but shall not be obligated to, make any Company Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Company Portal”).

(b) Although the Approved Company Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Company that are added to the Approved Company Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Company hereby approves distribution of Company Communications through the Approved Company Portal and understands and assumes the risks of such distribution.

(c) THE APPROVED COMPANY PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY COMPANY COMMUNICATION, OR THE ADEQUACY OF THE APPROVED COMPANY PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED COMPANY PORTAL AND THE COMPANY COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMPANY COMMUNICATIONS OR THE APPROVED COMPANY PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN

PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE COMPANY’S TRANSMISSION OF COMPANY COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED COMPANY PORTAL.

(d) “Company Communications” means, collectively, any Committed Loan Notice, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Company to the Administrative Agent through an Approved Company Portal.

(e) Each of the Lenders and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Company Communications on the Approved Company Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Company to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc. Except as provided in Section 3.03(b), no amendment or waiver of any provision of this Credit Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Company or the applicable Loan Party, as the case may be, and the Required Lenders, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 5.01, or, in the case of the initial Credit Extension on the Effective Date, Section 5.02, without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 5.02 as to any Credit Extension after the Effective Date under the Term Facility without the written consent of the Lenders holding more than 50% of the sum of the Total Outstandings under the Term Facility;

(c) amend, waive or modify any provision that would have the effect of converting (or permitting the conversion of) all or a portion of the cash interest payments owed or that will become owing to the Lenders to be payable in kind without the written consent of each affected Lender;

(d) postpone any date fixed by this Credit Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest at the Default Rate;

(f) change (i) Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each affected Lender or (ii) the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b), respectively, in any manner that materially and adversely affects the Lenders under the Term Facility without the written consent of each affected Lender, or (iii) Section 8.03, without the written consent of each Lender;

(g) change any provision of this Section 10.01 or the definition of “Required Lenders”, “Specified Supermajority Required Lenders”, “Supermajority Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clauses (ii) and (iii) of this Section 10.01(g)), without the written consent of each Lender;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i) release or remove all or substantially all of the value of the Guaranty, without the written consent of each Lender;

(j) impose any greater restriction on the ability of any Lender under the Term Facility to assign any of its rights or obligations hereunder without the written consent of each Lender directly and adversely affected thereby;

(k) change any provision of Section 2.05(b) without the written consent of each affected Lender; provided, however, that only the consent of the Required Lenders shall be necessary to extend (x) the due date for mandatory prepayments pursuant to Section 2.05(b)(iii) by up to 30 days, or (y) the period during which the Net Cash Proceeds are permitted to be reinvested pursuant to Section 2.05(b)(i); or

(l) change the definition of “Applicable Percentage” without the written consent of each Lender;

(m) without the prior written consent of each Lender directly and adversely affected thereby, (x) subordinate the Obligations hereunder to any other Indebtedness, or (y) subordinate the Liens securing the Obligations to Liens securing any other Indebtedness, in each case of the foregoing clauses (x) and (y), without the written consent of each affected Lender, other than in connection with (I) any debtor-in-possession financing and/or (II) with the written consent of Supermajority Required Lenders, the incurrence of any other Indebtedness, so long as such Indebtedness is offered ratably to each directly and adversely affected Lender (other than a Defaulting Lender), as applicable, on substantially similar terms and conditions (excluding any arrangement, commitment, structuring, underwriting or similar fee and reimbursement of counsel and similar expenses) as any other Lender (or affiliate of any Lender), as applicable, is offered, in its capacity as a Lender; or

(n) make the following amendments or modifications without the written consent of the Supermajority Required Lenders:

(i) amend, waive or modify any provision that would have the effect of permitting (x) any Disposition, Investment or Restricted Payments to any Unrestricted Subsidiary, (y) any amount of the Indebtedness that can be incurred by any Restricted Subsidiary which is not a Guarantor exceed the amount permitted by Section 7.14 as in effect on the Effective Date or (z) for the avoidance of doubt, the designation of any Subsidiary as an Unrestricted Subsidiary;

(ii) modify the definition of, or effect any waiver in respect of a Change of Control;

(iii) change any provision that would have the effect of permitting (x) any Indebtedness for borrowed money that is not subordinated in right of payment to the Obligations or (y) any secured Indebtedness for borrowed money that is not secured only by Liens on all or a portion of the Collateral that are expressly junior to the Liens on the Collateral securing the Obligations pursuant to an intercreditor agreement satisfactory to the Administrative Agent;

(iv) change the definition of “Permitted Junior Debt” (other than the aggregate amount specified therein) or any other provision that would have the effect of permitting Indebtedness for borrowed money of the type described in such definition on terms that are different (other than in respect of the aggregate amount thereof) than set forth in such definition as in effect on the Effective Date;

(v) change the definition of “Permitted Restricted Payments” or other provisions that would have the effect of permitted any Restricted Payments to any Holdings Entity exceed the amount permitted this Agreement as in effect on the Effective Date;

(vi) amend, waive or modify any provision that would have the effect of providing any grace period with respect to any payment, prepayment or repayment of principal (other than as described in clause (k) above) or extending any grace period with respect to any payment of interest;

(vii) amend, waive or modify any provision that would have the effect of permitting assignment of any Loans to Sphere Entertainment, any Holdings Entity, the Company or any of their respective Subsidiaries or Affiliates;

(viii) change any provision of Section 9.10 or any provision that would have the effect of permit release of Liens and Guaranty other than as contemplated by Section 9.10 as in effect on the Effective Date;

(ix) effect any waiver in respect of or consent to, any Default or Event of Default from the breach of any provision, the amendment, waiver or modification of which would require the consent of the Supermajority Required Lenders;

(o) make the following amendments or modifications without the written consent of the Specified Supermajority Required Lenders:

(i) change the last paragraph of Article VII, the definition of “Material Assets” or the definition of “Material Intellectual Property”;

(ii) change the definition of “Liability Management Transaction” or any provision that would have the effect of permitting a Liability Management Transaction or similar transaction; and

(iii) effect any waiver in respect of or consent to, any Default or Event of Default from the breach of any provision, the amendment, waiver or modification of which would require the consent of the Specified Supermajority Required Lenders;

provided, further, that (i) [reserved]; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (w) [reserved], (x) the principal amount owed to such Lender may not be decreased or forgiven without the consent of such Lender unless such decrease or forgiveness also applies on a pro rata basis to all of the other Loans under the Term Facility, (y) the rate of interest applicable to the Loans of such Lender may not be decreased without the consent of such Lender unless such interest rate decrease also applies to all of the other Loans under the Term Facility, and (z) the Maturity Date applicable to any Loans of such Lender under the Term Facility may not be extended unless such extension also applies to all of the other Loans under the Term Facility.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each affected Lender and that has been approved by the Required Lenders, the Company may (i) replace such non-consenting Lender in accordance with Section 10.12; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph) or (ii) with the prior written consent of the Required Lenders and repay all Obligations of the Company owing to such Lender relating to the Loans and participations (and Cash Collateralize all of the unfunded participations) held by such Lender as of the termination date.

If the Administrative Agent and the Company, acting together, identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Credit Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Credit Agreement; provided that the Administrative Agent shall post such amendment to the Lenders (which may be posted to the Approved Electronic Platform) reasonably promptly after the effectiveness thereof.

Section 10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic transmission (including e-mail) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Company or the Guarantors, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02;

(ii) if to the Administrative Agent from the Company, to JPMorgan Chase Bank, N.A., at the address separately provided to the Company

(iii) if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 24, New York, NY, 10179-0001, Attention: Bree Parker, Email: bree.parker@jpmorgan.com; and

(iv) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. The Company agrees that the Administrative Agent may, but shall not be obligated to, make any notices or other communications available to the Lenders by posting such notices or other communications on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Company hereby approves distribution of notices and other communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Approved Electronic Platform. THE APPROVED ELECTRONIC PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE APPROVED ELECTRONIC PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Each Lender agrees that notice to it (as provided in the next sentence) specifying that notices or other communications have been posted to the Approved Electronic Platform shall constitute effective delivery of notices or other communications to such Lender for purposes of the Loan Documents. Each Lender agreed (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

Each of the Lenders and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store notices and other communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

Nothing herein shall prejudice the right of the Administrative Agent, any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(d) Change of Address, Etc. Either of the Company and the Administrative Agent may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay by any such Person in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The right, remedy, power or privilege provided herein, and provided under any other Loan Document, are cumulative and not exclusive of any right, remedy, power or privilege provided by law.

Section 10.04 Expenses; Indemnity; Limitation of Liability. (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved] and (iii) all expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement, collection or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or any Environmental Liability related to the Company or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party or any of the Company’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the

Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity, other than, as to any Indemnitee, to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Limitation of Liability. To the fullest extent permitted by applicable law, (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against the Administrative Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Company Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this Section 10.04(d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.04(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the New York Fed Bank Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

Section 10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f), or (iv) to an SPC in accordance with the provisions of Section 10.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s the Loans at the time owing to it under the Term Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required for an assignment to any Person unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund (each Person with respect to whom such Company consent has been received, or is not required under clause (1) or clause (2) of this sentence, an “Eligible Assignee”); provided that if a prospective assignee (x) is not a commercial bank, finance company, insurance company, financial institution or fund (a “Non-Financial Entity”), the Company shall be deemed to be acting reasonably in withholding its consent if such person is a direct or indirect competitor of the Company as notified by the Company to the Administrative Agent within five Business Days after being informed of the identity of such Non-Financial Entity or (y) is a Lender that is a non-consenting Lender that the Company is at such time permitted to replace pursuant to Section 10.01 or otherwise is a Lender that the Company is at such time permitted to replace pursuant to Section 10.12, the Company shall be deemed to be acting reasonably in withholding its consent; provided, further, that solely with respect to an assignment of any Term Loans, the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Loans if such assignment is to a Person that is not a Lender in respect of the Term Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided that the Administrative Agent shall be deemed to be acting reasonably in withholding its consent to a prospective assignee that is a Defaulting Lender; and

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee in the amount of $3,500; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining the processing and recordation fee; provided, further, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) Holdings, the Company or any of their respective Affiliates or any of their and their respective Affiliates’ Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05 and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts of the Loans, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company, the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.07 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Participant agrees to be subject to an agreement containing provisions substantially the same as those of Section 10.20 herein. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain a register analogous to the Register (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the rights and/or obligations under this Credit Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A

Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(f) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Credit Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Credit Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative

Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

Section 10.07 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.08 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.09 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto; provided that all other conditions precedent to the occurrence of the Effective Date set forth in the Amendment and Restatement Agreement shall have been satisfied.

(b) Delivery of an executed counterpart of a signature page of (x) this Credit Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Credit Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Credit Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Credit Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (3) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (4) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Company and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Credit Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Credit Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Credit Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Credit Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.10 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.11 Severability. If any provision of this Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.12 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, or if any Lender is a Defaulting Lender, or if otherwise permitted under Section 10.01, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.05), all of its interests, rights and obligations under this Credit Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Neither the Administrative Agent nor any Lender shall have any obligation to the Company to find a replacement Lender or other such Person.

Each party hereto agrees that (i) an assignment required pursuant to this Section may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

Section 10.13 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH OF THE PARTIES TO THIS CREDIT AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL

JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH OF THE PARTIES TO THIS CREDIT AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Company and its Affiliates, on the one hand, and the Administrative Agent and Lenders on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and Lenders each are and have been acting solely as a principal and are not the financial advisor, agent or fiduciary, for the Company or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising the Company or any of its Affiliates on other matters) and neither the Administrative Agent nor any Lender has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and Lenders and their respective Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency, advisory or fiduciary duty.

Section 10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company and the Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 10.17 Senior Indebtedness. The Obligations shall constitute “Senior Indebtedness” as such term is defined in all debt instruments to which the Company or any Restricted Subsidiary is a party and which contains such a definition.

Section 10.18 Liability of General Partners and Other Persons. No general partner of any Restricted Subsidiary that is a partnership, joint venture or joint adventure shall have any personal liability in respect of such Restricted Subsidiary’s obligation under this Credit Agreement or the Notes by reason of his, her or its status as such general partner. In addition, no limited partner, officer, employee, director, stockholder or other holder of an ownership interest of or in the Company or any Restricted Subsidiary or any partnership, corporation or other entity which is a stockholder or other holder of an ownership interest of or in the Company or any Restricted Subsidiary shall have any personal liability in respect of such obligations by reason of his, her or its status as such limited partner, officer, employee, director, stockholder or holder.

Section 10.19 Authorization of Third Parties to Deliver Information and Discuss Affairs. The Company hereby confirms that it has authorized and directed each Person whose preparation or delivery to the Administrative Agent or the Lenders of any opinion, report or other information is a condition or covenant under this Credit Agreement (including under Article V and Article VII) to so prepare or deliver such opinions, reports or other information for the benefit of the Administrative Agent and the Lenders. The Company agrees to confirm such authorizations and directions provided for in this Section 10.19 from time to time as may be requested by the Administrative Agent.

Section 10.20 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section (other than in the case of a pledge to any Federal Reserve Bank), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement, (ii) any pledgee referred to in Section 10.06(f), or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the written consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Company or any other Loan Party.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that, in the case of information received from a Loan Party or any such Subsidiary after the Effective Date, such information is not marked “PUBLIC” or otherwise identified at the time of delivery as confidential.

For the avoidance of doubt, nothing in this Section 10.20 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.20 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Securities Laws.

Section 10.21 No Fiduciary Duty. The Company hereby acknowledges that neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Company arising out of or in connection with this Credit Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

Section 10.22 Acknowledgement and Consent to Bail-In of Certain Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges and accepts that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.23 Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Secured Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[SIGNATURE PAGES OMITTED]

Exhibit B

Amended Security Agreement

SECURITY AGREEMENT

Dated as of September 28, 2015

and as amended by the Amendment and Restatement Amendment (as defined herein),

by and among

~~MSG HOLDINGS, L.P. (to be renamed~~ MSGN HOLDINGS, L.P.~~)~~,

MSG Networks Inc.,

Rainbow Garden Corp.,

MSGN EDEN, LLC,

REGIONAL MSGN HOLDINGS LLC,

and

THE OTHER GRANTORS REFERRED TO HEREIN,

as Grantors,

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

MSGN – Security Agreement

T A B L E O F C O N T E N T S

Section		Page

Section 1.	General Grant of Security	2

Section 2.	~~Holdings Grant of Security~~[Reserved]	~~6~~6

Section 3.	Excluded Assets	6

Section 4.	Security for Obligations	7

Section 5.	Grantors Remain Liable	~~7~~7

Section 6.	Delivery and Control of Security Collateral	~~7~~7

Section 7.	Maintaining the Account Collateral	~~8~~8

Section 8.	Investing of Amounts in the Cash Collateral Account	~~8~~8

Section 9.	Release of Amounts	~~9~~9

Section 10.	Representations and Warranties	~~9~~9

Section 11.	Further Assurances	~~10~~10

Section 12.	Post-Closing Changes	~~10~~10

Section 13.	As to Intellectual Property Collateral	~~10~~10

Section 14.	Voting Rights; Dividends; Etc.	~~11~~ 11

Section 15.	As to Certain Pledged Agreements	~~12~~12

Section 16.	As to Letter-of-Credit Rights	~~12~~12

Section 17.	Additional Shares	13

Section 18.	Collateral Agent Appointed Attorney-in-Fact	~~13~~13

Section 19.	Collateral Agent May Perform	~~13~~13

Section 20.	The Collateral Agent’s Duties	14

Section 21.	Remedies	~~14~~14

Section 22.	Amendments; Waivers; Additional Grantors; Etc.	16

Section 23.	Notices, Etc.	~~16~~16

Section 24.	Continuing Security Interest; Assignments Under the Credit Agreement	~~16~~16

Section 25.	Release; Termination	16

Section 26.	Execution in Counterparts	~~17~~17

Section 27.	Governing Law	~~17~~17

MSGN – Security Agreement

i

Schedules

Schedule I	–	Investment Property
Schedule II	–	Pledged Deposit Accounts; Securities Accounts
Schedule III	–	Intellectual Property
Schedule IV	–	Legal Name, Location, Chief Executive Office, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number

Exhibits

Exhibit A	–	Form of Security Agreement Supplement
Exhibit B	–	Form of Intellectual Property Security Agreement
Exhibit C	–	Form of Intellectual Property Security Agreement Supplement
Exhibit D	–	Form of Consent and Agreement
Exhibit E	–	Form of Deposit Account Control Agreement
Exhibit F	–	Form of Securities Account Control Agreement

MSGN – Security Agreement

ii

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of September 28, 2015 (this “Agreement”), is made by and among MSG HOLDINGS, L.P. (to be renamed MSGN HOLDINGS, L.P.), a Delaware limited partnership (the “Company”), MSGN EDEN, LLC, a Delaware limited liability company (“MSGN Eden”), REGIONAL MSGN HOLDINGS LLC, a Delaware limited liability company (“Regional MSGN Holdings”), RAINBOW GARDEN CORP., a Delaware corporation (“Rainbow Garden Corp.”), and MSG NETWORKS INC., a Delaware corporation (“Holdings” and together with MSGN Eden, Regional MSGN Holdings and Rainbow Garden Corp., the “Holdings Grantors” and individually each a “Holdings Grantor”), the other parties listed as “Subsidiary Grantors” on the signature pages hereof (the Company, the Holdings Grantors and such Persons so listed being, collectively, the “Grantors”), and JPMORGAN CHASE BANK, N.A., as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article IX of the Credit Agreement (as hereinafter defined), the “Collateral Agent”), for the benefit of the Lenders and the other Secured Parties (each as defined in the Credit Agreement, as defined below).

PRELIMINARY STATEMENTS:

(1) The Company has entered into a Credit Agreement, dated as of September 28, 2015 (such Credit Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”), with the Lenders (as defined therein), the subsidiaries of the Company party thereto as guarantors, the Administrative Agent (as defined therein), the Collateral Agent and the other agents party thereto. Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.

(2) The Grantors (other than the Company) have guaranteed the obligations of the Company under the Credit Agreement pursuant to the Guaranty (as defined in the Credit Agreement).

(3) As of the Closing Date, each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein and the creditor with respect to the indebtedness (the “Initial Pledged Debt”) owed to the Grantor set forth opposite the Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

(4) As of the Closing Date, each Grantor is the owner of the deposit accounts set forth opposite such Grantor’s name on Schedule II hereto, as to which such Grantor is required to comply with the requirements of Section 7(a) (together with any such accounts as may be created and required under the Credit Agreement to be pledged after the Closing Date, excluding the Excluded Non-Pledged Accounts, the “Pledged Deposit Accounts”).

(5) In accordance with the terms of the Credit Agreement, upon the written request of the Collateral Agent, the Company shall open a blocked, non-interest bearing deposit account in which the balance may be zero at JPMorgan Chase Bank, N.A. (in such capacity, the “Cash Collateral Account Bank”), to the extent set forth in the Credit Agreement or in this Agreement, for the purposes of holding funds transferred from a Pledged Account into such account upon the occurrence and continuation of an Event of Default, in connection with a Defaulting Lender or for the Cash Collateralization of any Obligations under the Credit Agreement at a time when Letters of Credit remain outstanding (the “Cash Collateral Account”).

MSGN – Security Agreement

1

(6) As of the Closing Date, each Grantor is the owner of the securities accounts set forth opposite such Grantor’s name on Schedule II hereto, as to which such Grantor is required to comply with the requirements of Section 6(a) (together with any such accounts as exist after the Closing Date, the “Securities Accounts”).

(7) It is a condition precedent to the making of the Loans by the Lenders and the issuance of Letters of Credit by the L/C Issuers under the Credit Agreement that the Grantors shall have granted the security interest contemplated by this Agreement. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

(8) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans and issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into Secured Cash Management Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. General Grant of Security. The Company and each ~~Subsidiary~~ Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, other than Excluded Assets, in each case, as to each type of property described for such Grantor below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “~~General~~ Collateral”):

(a) all equipment in all of its forms, including, without limitation, all machinery, tools, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

MSGN – Security Agreement

2

(c) all accounts, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clauses (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(d) the following (the “~~General~~ Security Collateral”):

(i) the Initial Pledged Equity owned by the Company and each ~~Subsidiary~~ Grantor and the certificates, if any, representing such Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity owned by the Company and the ~~Subsidiary~~ Grantors, being the “~~General~~ Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto;

(iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v) the Securities Accounts, all security entitlements with respect to all financial assets from time to time credited to the Securities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and

MSGN – Security Agreement

3

(vi) all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(e) each Affiliation Agreement, Media Rights Agreement, Sports Telecast Rights Agreement, and other Related Document, in each case to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Pledged Agreements”), including, without limitation, (A) all rights of such Grantor to receive moneys due and to become due (including all rights to payment and rights to enforce payments, payments, cash flow, proceeds and products) under or pursuant to the Pledged Agreements, (B) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Agreements, (C) claims of such Grantor for damages arising out of or for breach of or default under the Pledged Agreements and (D) the right of such Grantor to terminate the Pledged Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral, including the Pledged Agreements, the “Agreement Collateral”), in each case subject to the limitations contained in clause (x) of the definition of Excluded Asset;

(f) the following (collectively, the “Account Collateral”):

(i) all Pledged Deposit Accounts, the Cash Collateral Account and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts or the Cash Collateral Account;

(ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or an Affiliate of the Collateral Agent on its behalf, for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(g) the following (collectively, the “Intellectual Property Collateral”):

(i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein could impair the validity or enforceability, or result in the cancellation, of such intent-to-use trademark applications under applicable law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

MSGN – Security Agreement

4

(iii) all copyrights, including, without limitation, such copyrights in Computer Software (as hereinafter defined), and internet website content, whether registered or unregistered and mask works (“Copyrights”); Computer Software shall mean all computer software, programs and databases (including, without limitation, source code, object code and all related copyrightable applications and data files);

(iv) all confidential and proprietary information, including, without limitation, confidential know-how, trade secrets, confidential manufacturing and production processes and techniques, confidential research and development information and confidential customer and supplier lists (collectively, “Trade Secrets”), and all other intellectual property of any type, to the extent legal protection therefore exists under U.S. intellectual property law;

(v) all registrations and applications for registration for any of the foregoing, including, without limitation, those material registrations and applications for registration set forth in Schedule III hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(vi) all rights in the foregoing provided by international treaties or conventions, if any, and all rights corresponding thereto throughout the world;

(vii) all written agreements granting to any third party the right to use any Intellectual Property Collateral or granting to any Grantor any right to use any Trademark, Copyright, Patent or Trade Secret now or hereafter owned by any third party, to which such Grantor, now or hereafter, is a party (other than those that by their terms prohibit assignment or a grant of security interest by such Grantor thereunder) (“IP Agreements”); and

(viii) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, breach or other violation with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover proceeds arising from such damages;

(h) all books and records (including, without limitation, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the property described in the preceding clauses of this Section 1, that constitute Collateral; and

(i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the property described in the preceding clauses of this Section 1, other than Excluded Assets (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) and this clause (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, in each case, payable by reason of loss or damage to or otherwise with respect to any of the foregoing property, and (B) cash.

MSGN – Security Agreement

5

Section  2. [Reserved].

~~Section 2. Holdings Grant of Security. Each Holdings Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, automatically effective at 12:01 a.m. on the day immediately following the date of the consummation of the Spin-Off, a security interest in such Holdings Grantor’s right, title and interest in and to the following, in each case, other than Excluded Assets, in each case, as to each type of property described for such Holdings Grantor below, whether now owned or hereafter acquired by such Holdings Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Holdings Collateral” and, together with the General Collateral, the “Collateral”):~~

~~(a) the following (the “Holdings Security Collateral” and, together with the General Security Collateral, the “Security Collateral”):~~

~~(i) the Initial Pledged Equity in the Company owned by each Holdings Grantor and the certificates, if any, representing such Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;~~

~~(ii) all additional shares of stock and other Equity Interests in the Company from time to time acquired by such Holdings Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity in the Company owned by each Holdings Grantor, being the “Holdings Pledged Equity” and, together with the General Pledged Equity, the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests in the Company, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests in the Company and all warrants, rights or options issued thereon or with respect thereto, and~~

~~(b) all books and records (including, without limitation, printouts and other computer output materials and records) of such Holdings Grantor pertaining to any property described in the preceding clause (a) of this Section 2, that constitute Collateral; and~~

~~(c) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the property described in the preceding clause of this Section 2, other than Excluded Assets (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clause (a) and (b), and this clause (c) of this Section 2).~~

Section 3. Excluded Assets. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Grantor shall be required to pledge, and does not pledge hereby or otherwise, and none of the defined terms “Collateral”, “Security Collateral”, “Intellectual Property Collateral”, “IP Agreements”, “Patents”, “Trademarks”, Copyrights”, “Trade Secrets”, Account Collateral”, “Pledged Agreements”, “Agreement Collateral”, “Pledged Debt”, “Pledged Equity”, “Equipment”, “Inventory”, “Receivables” or “Related Contracts” used in this Agreement shall include any Excluded Asset.

MSGN – Security Agreement

6

Section 4. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations from time to time of such Grantor (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

Section 5. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 6. Delivery and Control of Security Collateral.

(a) All certificates or instruments representing or evidencing Security Collateral (if certificated) shall be delivered to and held by or on behalf of the Collateral Agent pursuant to the terms of and to the extent required under the Credit Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that no Grantor shall be required to deliver any instrument representing (x) Pledged Debt if the face amount of such Pledged Debt is less than $15,000,000, or (y) Pledged Debt other than indebtedness (i) for borrowed money (whether by loan or the issuance and sale of debt securities) or (ii) for the deferred purchase or acquisition price of property or services of which such Grantor is the seller (other than accounts receivable (other than for borrowed money) in the ordinary course of business) owed to a Grantor. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

(b) With respect to (i) the Securities Accounts, (ii) the Cash Collateral Account and (iii) any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will cause the securities intermediary with respect to each such account or security entitlement pursuant to the terms of and to the extent required under the Credit Agreement either (A) to identify in its records the Collateral Agent as the entitlement holder thereof or (B) to agree with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Securities Account Control Agreement”); provided, however, this Section 6(b) shall not apply to Excluded Non-Pledged Accounts; provided further that the Collateral Agent will not give any such orders except after the occurrence and during the continuance of an Event of Default.

MSGN – Security Agreement

7

(c) Upon the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral (other than any other Loan Party) granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

Section 7. Maintaining the Account Collateral. So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment:

(a) Subject to Section 7.13(b) of the Credit Agreement, each Grantor ~~(other than the Holdings Grantors)~~ will maintain deposit accounts only with the financial institution acting as Collateral Agent hereunder or with a bank (a “Pledged Account Bank”) that has entered into an agreement with such Grantor and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent (a “Deposit Account Control Agreement”); provided, however, that this Section 7(a) shall not apply to Excluded Non-Pledged Accounts. The Collateral Agent agrees not to issue any instructions to any Pledged Account Bank except after the occurrence and during the continuance of an Event of Default.

(b) After the occurrence and during the continuance of an Event of Default, upon the written request of the Collateral Agent, each Grantor ~~(other than the Holdings Grantors)~~ will promptly instruct each Person obligated at any time to make any payment to such Grantor for any reason (an “Obligor”) to make such payment to a Pledged Deposit Account or the Cash Collateral Account, except that such Grantor shall not be under such obligation with respect to Persons (i) making payments to a Pledged Deposit Account or the Cash Collateral Account as of the Closing Date, (ii) making payments to such Grantor of less than $5,000,000 a year in the aggregate, or (iii) making payments to accounts not purported to be subject to the security interest of the Secured Parties in accordance with the Credit Agreement, if any.

(c) After the occurrence and during the continuance of an Event of Default under Section 8.01(b), (g) or (h) of the Credit Agreement, the Collateral Agent may, at any time and without consent from the Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts or the Cash Collateral Account to satisfy the Grantor’s Obligations. The Collateral Agent agrees to give notice to such Grantor of such transfer or direction; provided, however that any failure by the Collateral Agent to give such notice shall not invalidate such transfer or direction.

Section 8. Investing of Amounts in the Cash Collateral Account. The Collateral Agent will, subject to the provisions of Sections 7, 9 and 21, from time to time (a) invest, or direct the Cash Collateral Account Bank to invest, amounts received with respect to the Cash Collateral Account in such Cash Equivalents credited to the Cash Collateral Account as the Company may select so long as no Event of Default has occurred and is continuing (or, if an Event of Default has occurred and is continuing, as the Collateral Agent may select, which may include not investing such amounts), and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the Cash Collateral Account. In addition, the Collateral Agent shall have the right at any time to exchange, or direct the applicable Cash Collateral Account Bank to exchange, such Cash Equivalents for similar Cash Equivalents of smaller or larger determinations, or for other Cash Equivalents, credited to the Cash Collateral Account.

MSGN – Security Agreement

8

Section 9. Release of Amounts. So long as no Event of Default shall have occurred and be continuing, the Grantors shall have the sole and exclusive right to direct the applicable Pledged Account Bank to pay and release, to the applicable Grantor or at its order or, at the request of such Grantor, to the Administrative Agent to be applied to the Obligations of the Grantors under the Loan Documents, such amount, if any, as is then on deposit in the Cash Collateral Account and the Pledged Deposit Accounts, in each case to the extent not prohibited from being released under the terms of the Credit Agreement.

Section 10. Representations and Warranties. Each Grantor ~~(other than with respect to a Holdings Grantor where indicated below)~~ represents and warrants as follows:

(a) As of the Closing Date, such Grantor’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is as set forth in Schedule IV hereto. As of the Closing Date, such Grantor has no trade names other than as listed on Schedule III hereto.

(b) Such Grantor is the record and beneficial owner of the Collateral granted by it free and clear of any Lien of others, except for the security interest created under this Agreement or Liens permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents, filings which have not been authorized by the applicable Grantor or filings which are not prohibited by the Credit Agreement.

(c) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(d) If such Grantor is an issuer of Pledged Equity by another Grantor hereunder, such Pledged Equity constituting common equity stock issued to such Grantor on the Closing Date has been duly authorized and validly issued and is fully paid and non-assessable.

(e) As of the Closing Date, the Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto.

(f) As of the Closing Date, the Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor ~~(other than with respect to a Holdings Grantor)~~ by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.

(g) Such Grantor ~~(other than with respect to a Holdings Grantor)~~ has no investment property, other than the investment property listed on Schedule I hereto and additional investment property as to which such Grantor has complied with the requirements of Section 6.

(h) True and complete redacted copies of the Cablevision Affiliation Agreement and each Media Rights Agreement have been made available for review by the Lenders, and as of the Closing Date, neither the Cablevision Agreement nor any Media Rights Agreement has been terminated, cancelled, amended, modified or changed nor has any default thereunder or breach thereof been waived.

MSGN – Security Agreement

9

(i) Such Grantor ~~(other than with respect to a Holdings Grantor)~~ has no deposit accounts, other than the deposit accounts as to which such Grantor has complied with the requirements of Section 7.

(j) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations; all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor have been made or taken, to the extent required hereunder (to the extent perfection can be accomplished by such filing or action), and (iii) such security interest is perfected absent the failure of the Collateral Agent to (i) file the financing statements and other filings in appropriate form in the relevant filing offices or (ii) take possession or control of the Collateral with respect to which a security interest may be perfected only through possession or control. Such perfected security interest is first priority except for Liens permitted by the Credit Agreement which have priority over the Liens granted hereunder and Liens permitted by Section 7.16 of the Credit Agreement and automatically having priority over the Collateral Agent’s lien without the requirement of affirmative action by the Grantor.

Section 11. Further Assurances. Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover the Collateral, in each case without the signature of such Grantor. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the Closing Date.

Section 12. Post-Closing Changes. No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or chief executive office from those set forth in Section 10(a) of this Agreement without first giving at least 30 days’ prior written notice to the Collateral Agent unless such change is in connection with (x) a Disposition not prohibited by the Credit Agreement (y) a Permitted Restricted Subsidiary Transaction or (z) a change of name by the Company to “MSGN Holdings, L.P.” occurring less than 30 days after the Closing Date, in which case under this clause (z) the Company shall provide the Collateral Agent such written notice promptly after the date of such name change. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

Section 13. As to Intellectual Property Collateral.

(a) With respect to the registered Intellectual Property Collateral owned by such Grantor ~~(other than a Holdings Grantor),~~, each such Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance as reasonably agreed to by the Grantors and the Collateral Agent and requested by the Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office and the U.S. Copyright Office to perfect the security interest hereunder in such Intellectual Property Collateral, to the extent perfection may be achieved by making such recordings.

MSGN – Security Agreement

10

(b) Each Grantor ~~(other than the Holdings Grantors)~~ agrees that, should it obtain an ownership interest in or a license to property of the type included in the definition of any Intellectual Property Collateral that is not on the Closing Date a part of the Intellectual Property Collateral, and that does not constitute an Excluded Asset, and otherwise would be part of the Intellectual Property Collateral if such Grantor had an ownership interest in or license to such item on the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral, subject to the terms and conditions of this Agreement with respect thereto (provided that no security interest shall be granted in United States intent to use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein could impair the validity or enforceability, or result in the cancellation, of such intent to use trademark applications under applicable law). Whenever such Grantor files for registration of any Material After-Acquired Intellectual Property with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office, such Grantor shall give written notice to the Collateral Agent at the time financial statements are delivered or deemed delivered to the Administrative Agent pursuant to Section 7.01(a) and (b) of the Credit Agreement for the fiscal quarter in which such filing occurs, and, at the reasonable written request of the Collateral Agent, such Grantor shall execute and deliver, or otherwise authenticate, an agreement substantially in the form of Exhibit C hereto or otherwise in form and substance as reasonably agreed to by the Grantors and the Collateral Agent and requested by the Collateral Agent (an “IP Security Agreement Supplement”) covering such Material After-Acquired Intellectual Property for recording the security interest granted hereunder to the Collateral Agent in such Material After-Acquired Intellectual Property with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office, as applicable, to perfect the security interest hereunder in such Material After-Acquired Intellectual Property, to the extent perfection may be achieved by making such recordings. “Material After-Acquired Intellectual Property” shall mean After-Acquired Intellectual Property owned by or licensed to a Grantor, the loss or impairment of which would reasonably be expected to have a Material Adverse Effect.

Section 14. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any such distributions in the form of certificates or instruments will be delivered (with any necessary indorsement) to the Collateral Agent, within 30 days of such distribution, as Security Collateral.

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

MSGN – Security Agreement

11

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon written notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 15. As to Certain Pledged Agreements. Each Grantor hereby consents to the assignment for security purposes and pledge to the Collateral Agent for the benefit of the Secured Parties of each Pledged Agreement to which it is a party by any other Grantor hereunder.

Section 16. As to Letter-of-Credit Rights.

(a) Each Grantor ~~(other than the Holdings Grantors)~~, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all letters of credit of which such Grantor is or hereafter becomes a beneficiary or assignee other than with respect to Letters of Credit that constitute Excluded Assets; provided, that the Collateral Agent agrees that such proceeds are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing. Upon the occurrence and during the continuance of an Event of Default, if requested by the Collateral Agent, each Grantor will promptly use commercially reasonable efforts to cause the issuer of such letter of credit and each nominated person (if any) with respect thereto to consent to such Grantor’s assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(b) Upon the occurrence and during the continuance of an Event of Default, each Grantor ~~(other than the Holdings Grantors)~~ will, promptly upon written request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the letters of credit of which such Grantor is or hereafter becomes a beneficiary or assignee that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

MSGN – Security Agreement

12

Section 17. Additional Shares. Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor (a) to the extent that such issuer is a wholly-owned subsidiary of such Grantor, not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or except in each case as would not be prohibited as a Disposition or would constitute a Permitted Parent Payment or Permitted Restricted Subsidiary Transaction under the Credit Agreement and (b) to the extent that such issuer is a Subsidiary that is not a wholly-owned Subsidiary of such Grantor except as would not be prohibited as a Disposition or would constitute a Permitted Parent Payment or Permitted Restricted Subsidiary Transaction under the Credit Agreement, issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer no less than ratably to such Grantor, and (ii) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all such additional Equity Interests or other securities to the extent that they would not constitute Excluded Assets.

Section 18. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact solely with respect to the Collateral (such appointment to cease upon the payment in full of all the Secured Obligations) with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuation of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Pledged Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

Section 19. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein and the Collateral Agent requests in writing that such Grantor perform such agreement, in the event that the Grantor continues to fail to perform such agreement within a reasonable time following the Collateral Agent’s request, the Collateral Agent may, as the Collateral Agent reasonably deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and so long as an Event of Default shall have occurred and be continuing, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 10.04 of the Credit Agreement. The Collateral Agent agrees to give notice to such Grantor of such performance; provided, however that any failure by the Collateral Agent to give such notice shall not invalidate such performance or the Collateral Agent’s authority to so perform or the Collateral Agent’s entitlement to reimbursement of the related expenses.

MSGN – Security Agreement

13

Section 20. The Collateral Agent’s Duties.

(a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession or in the possession of an Affiliate of the Collateral Agent or any designee (including without limitation, a Subagent) of the Collateral Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent and any of its Affiliates or any designee (including without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) acceptable to the Company acting reasonably for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder and pursuant to the terms hereof, with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

Section 21. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may in its reasonable discretion deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise

MSGN – Security Agreement

14

require payment of any amount under, or performance of any provision of, the Pledged Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Pledged Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten Business Days’ notice to such Grantor of the time and place of any sale shall constitute reasonable notification of any such sale. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and then or at any time thereafter applied in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the order of priority specified in Section 8.03 of the Credit Agreement. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over with reasonable promptness to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Grantor under or in connection with any Pledged Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations then due and owing against any funds held with respect to the Account Collateral or in any other deposit account.

(e) The Collateral Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” as defined in and under such Agreement.

(f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein.

The Collateral Agent agrees that it shall not take any of the actions specified in this Section 21 except during the continuance of an Event of Default.

MSGN – Security Agreement

15

Section 22. Amendments; Waivers; Additional Grantors; Etc.

(a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and such Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent, any other Secured Party or any Grantor to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor and a Subsidiary Grantor or Holdings Grantor, as applicable, hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” and “Holdings Grantor” or “Subsidiary Grantor”, as applicable, shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 23. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or otherwise delivered, in the case of the Company or the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Company, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto (and with a copy to the Company); or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed or telecopied, be effective upon receipt. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. As agreed to by the Company, including as set forth in Section 10.02(b) of the Credit Agreement, the Collateral Agent and the applicable Secured Parties from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

Section 24. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which (x) no claim has been made or (y) if a claim has been made such claim is in a determinable amount and has been Cash Collateralized), and (ii) the expiration or termination or Cash Collateralization in accordance with Section 2.03(g) of the Credit Agreement of all Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.

Section 25. Release; Termination.

(a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents or otherwise as specified in Section 9.10 of the Credit Agreement, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor or the applicable transferee shall reasonably request to evidence the release of such item of Collateral from the

MSGN – Security Agreement

16

assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least five days prior to the date of the proposed release (or such later date as may be reasonably acceptable to the Collateral Agent), a written request for release in reasonable detail describing the item of Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents, (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.05 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.05 of the Credit Agreement, and (iv) with respect to sales, leases, transfers or the dispositions of Equipment and Inventory in the ordinary course of business and other sales, leases, transfers or other dispositions and dispositions that are not prohibited by the Credit Agreement, the Liens granted herein shall, to the extent contemplated by Section 9.10 of the Credit Agreement, be deemed to be released with no further action on the part of any Person.

(b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations as to which (x) no claim has been made or (y) if a claim has been made such claim is in a determinable amount and has been Cash Collateralized) and (ii) the expiration or termination or Cash Collateralization in accordance with Section 2.03(g) of the Credit Agreement of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 26. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.

Section 27. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

MSGN – Security Agreement

17

Exhibit C

Amended and Restated Schedules to the Security Agreement

[See attached]